Exhibit 6

Notice of the Annual General Shareholders’ Meeting for

the 89th Period

to be held in Osaka, Japan

on June 26, 2012

Sumitomo Metal Industries, Ltd.

Osaka, Japan

Editor’s notes:
1.	Please note that the official text of this document has been prepared in Japanese. The information herein stated is provided only for reference purposes. The company is not responsible for the accuracy of the information. To the extent these is any discrepancy between the English translation and original Japanese version, please refer to the Japanese version.

2.	The financial statements included in Report of the 89th Period are prepared in accordance with the accounting principles and practices generally accepted in Japan.

3.

Shareholders who live in countries outside Japan are recommended to exercise their voting rights electronically through the voting platform operated by Investor Communications Japan Inc. Please communicate with your custodian regarding the appropriate procedures.

Rule 802 Legend

(for those resident in the United States)

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgments.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in the open market or privately negotiated purchases.

(Securities Code: 5405)

June 4, 2012

To our Shareholders

From	Hiroshi Tomono
Representative Director & President
Sumitomo Metal Industries, Ltd.
5-33, Kitahama 4-chome, Chuo-ku, Osaka-shi, JAPAN

Notice of the Annual General Shareholders’ Meeting for the 89th Period

Sumitomo Metal Industries, Ltd. (hereinafter “SMI” or “the Company”) invites you to attend its Annual General Shareholders’ Meeting to be held at the date and venue listed below.

If you are unable to attend the Annual General Shareholders’ Meeting, you may exercise your right to vote by mail or electronically (via the Internet, etc.). Please read the reference documents below before you vote.

Shareholders’ Meeting Information

1. Date

June 26, 2012 (Tue.) 10:00 a.m.

2. Venue

Tower Wing

3rd floor, RIHGA Royal Hotel Osaka

3-68, Nakanoshima 5-chome, Kita-ku, Osaka-shi, Osaka, JAPAN

3. Purposes of the meeting

    Matters to be reported

1.	The Business Report, Consolidated Financial Statements and Non-consolidated Financial Statements for the 89th Period (from April 1, 2011 to March 31, 2012)

2.	The Independent Auditors’ Report and Audit Report of the Board of Corporate Auditors for the 89th Period

    Matters to be voted upon

Proposal No. 1

Approval of the Share Exchange Agreement between the Company and Nippon Steel Corporation

Proposal No. 2

Approval of the Merger Agreement between the Company and Nippon Steel Corporation

Proposal No. 3

Election of eight (8) Directors

Proposal No. 4

Election of one (1) Corporate Auditor

Proposal No. 5

The Continuation of the Policy Toward Large-scale Purchases of the Company Shares

4. Exercising voting rights

    (Exercising voting rights by mail)

Shareholders are requested to vote on the proposals using the enclosed proxy card and ballot, and return it to us so that it arrives no later than 6:00 p.m. (Japan time) on 25 June, 2012 (Monday).

    (Exercising voting rights electronically)

    [Exercising voting rights via the Internet]

Shareholders are requested to follow the instructions on page 7 and vote on the proposals by 6:00 p.m. (Japan Time) on 25 June, 2012 (Monday). If you vote multiple times, the final vote will be deemed to be valid.

If a vote is duplicated by being exercised both via mail and the Internet, the vote received via the Internet shall be deemed to be valid.

    [Electronic voting platforms]

Custodian trust banks and other nominee shareholders (including Standing Proxies) who have applied in advance to use the voting platform operated by Investor Communications Japan Inc. (a joint-venture company established by the Tokyo Stock Exchange Inc. and others) may use this platform rather than voting via the Internet, to exercise their vote electronically.

Shareholders attending the meeting are requested to hand in the enclosed proxy card and ballot to the reception desk at the meeting venue.

Notes:	1.	The Business Report, Consolidated Financial Statements, Non-consolidated Financial Statements and certified copies of the Independent Auditors’ Reports and Audit Report of the Board of Corporate Auditors are included in the appended Reports for the 89th Period.
	2.	If there are any matters that require these Reference Documents for the General Shareholders’ Meeting or the attached Business Report, Consolidated Financial Statements and Non-consolidated Financial Statements to be revised up until the day before the General Shareholders’ Meeting, then revisions will be published on the Company’s homepage (http://www.sumitomometals.co.jp/).

Directions for voting via the Internet

1.	Access the Company’s voting site (http://www.webdk.net). Follow the instructions on the screen and enter the voting code and password (that you received with your proxy card and ballot) then exercise your vote. Other than using a personal computer, you may access the site via mobile phone and vote (provided that your mobile phone is capable of supporting 128-bit SSL encryption). Although it is generally possible to vote using the full browser functions of your mobile phone including smartphone, please be aware that this may not be possible on some models.

2.	The voting code and password (including a modification to the password by the shareholder) are valid for this General Shareholders’ Meeting. The password is important information that verifies the identity of the shareholder; please take good care of your password until the end of the Shareholders’ Meeting.

3.	The shareholder will bear the cost imposed by the service provider for any connection fees to access the voting site as well as any telecommunications costs imposed by telecommunication service providers.

4.	Any personal computer to be used in voting must have Internet browsing software Microsoft® Internet Explorer 6.0 or later versions installed.

(Note)    Microsoft is a trademark of U.S. Microsoft Corporation, registered in the U.S. and worldwide.

For enquiries concerning how to vote via the Internet, please contact the Stock Transfer Agency Department, Sumitomo Mitsui Trust Bank, Ltd. (The Company’s Registrar of Shareholders)

Service available (9:00 a.m. to 9:00 p.m. Japan Standard Time) on 0120-186-417 (this toll-free number is for phone calls placed within Japan only).

CONTENTS

Reference documents for the General Shareholders’ Meeting
- Proposal No. 1:	Approval of the Share Exchange Agreement between the Company and Nippon Steel Corporation
Attachment 1:	Share Exchange Agreement (Copy)
Attachment 2:	The Overview of the Financial Analyses by Financial Advisors of Sumitomo Metals concerning the Integration (Merger) Ratio
Attachment 3:	Articles of Incorporation of Nippon Steel Corporation
Attachment 4:	The Contents of the Financial Statements, etc. for the Most Recent Fiscal Year of Nippon Steel Corporation	(Supplement)
- Proposal No. 2:	Approval of the Merger Agreement between the Company and Nippon Steel Corporation
Attachment 5:	Merger Agreement (Copy)
- Proposal No. 3:	Election of eight (8) Directors
- Proposal No. 4:	Election of one (1) Corporate Auditor
- Proposal No. 5:	The Continuation of the Policy Toward Large-scale Purchases of the Company Shares
(References Materials)
Reference Material 1:	Proposal for Amendments to the Articles of Incorporation of Nippon Steel Corporation
Reference Material 2:	Proposal for Election of Directors of Nippon Steel Corporation
Reference Material 3:	Proposal for Election of Corporate Auditors of Nippon Steel Corporation

Reference documents for the General Shareholders’ Meeting

The proposals and reference information

Proposal No. 1: Approval of the Share Exchange Agreement between the Company and Nippon Steel Corporation

The Company and Nippon Steel Corporation (“Nippon Steel”) reached agreement and executed a Master Integration Agreement on September 22, 2011 concerning the integration of their business (the “Business Integration”) on October 1, 2012 (planned; the “Integration Date”). Since then, the Company and Nippon Steel have continued discussions concerning the Business Integration, and reached final agreement and executed on April 27, 2012 a share exchange agreement (the “Share Exchange Agreement”) and a merger agreement (the “Merger Agreement”) to carry out the Business Integration by means of a two-step legal procedure consisting of a share exchange followed by an absorption-type merger on the same day.

Step 1: Share Exchange

On the Integration Date, the two companies will effect a share exchange (the “Share Exchange”) whereby Nippon Steel will grant Nippon Steel shares to all SMI shareholders excluding Nippon Steel and acquire all of the issued shares of SMI, and Nippon Steel will become the wholly-owning parent company of SMI.

Step 2: Absorption-Type Merger

On the Integration Date, the two companies will effect an absorption-type merger (the “Merger”) pursuant to which Nippon Steel will be the surviving company and SMI will be the absorbed company, on the condition that the Share Exchange takes effect.

This proposal requests approval of the Share Exchange Agreement relating to Step 1 described above. The reasons for the Share Exchange, the particulars of the Share Exchange Agreement, and other matters relating to this proposal are set forth below. Approval of the Merger Agreement relating to Step 2 described above is presented in Proposal No. 2.

1. Reasons for the Share Exchange

(1) Modification of the Business Integration Method

With respect to the method of the Business Integration, as of September 22, 2011 when the Master Integration Agreement was executed, it was contemplated that the two companies would effect an absorption-type merger without a share exchange process (the “One-Step Merger”). However, by taking into account the views of advisors regarding Australian tax and legal matters, the two companies agreed to change the method of the Business Integration to the two-step procedure as described above, which is lawful and valid under Japanese laws and regulations in order to ensure that the roll-over relief under Australian tax law applies to some of the assets to be integrated.

This change in the method aims to implement the Business Integration without lowering the corporate value of SMI and Nippon Steel, and we believe that this arrangement will serve the interests of all of the shareholders of the both companies. The outcome of the Business Integration via the two-step procedure will not be different from that resulting from the originally-intended One-Step Merger.

Due to the change in the method, Nippon Steel submitted additional application for merger review to the Japan Fair Trade Commission and some of the relevant competition authorities outside of Japan.

(2) Objectives of the Business Integration

Since the commencement of their alliance agreement in 2002, SMI and Nippon Steel have cooperated on the implementation of measures to raise their competitiveness, producing substantial results. Recently, however, the steel business environment has undergone major changes including rising global steel demand, particularly in emerging countries, increased needs for high-grade steels in the energy, environmental, and other fields, fierce competition in conjunction with cutting-edge steel plants coming online in China, Korea, and other countries, the acceleration of global development of customer production and sales, rising material costs, and a shortening of the price determination cycle.

To respond to these changes in the business environment, the Company and Nippon Steel began investigations concerning business integration in February 2011, but subsequent developments, including the drastic increase in value of the yen, caused changes in the steel business environment to occur much more quickly than had been anticipated. The Company and Nippon Steel sought the far-reaching consolidation of the management resources that the two companies had each cultivated and integration of their respective areas of specialization as well as an acceleration of business structure reforms including greater efficiency in domestic production and expansion of overseas business. Through the rapid realization of these objectives, the two companies aimed to raise the level in all aspects including scale, cost, technology, and customer service and to become the world’s No. 1 comprehensive steelmaker.

The new Shinnittetsu Sumikin Kabushiki Kaisha (“Nippon Steel & Sumitomo Metal Corporation” in English) that will be formed as a result of the Business Integration will use world-leading technology and manufacturing capabilities to maximize the potential of that basic industrial material of steel products with the aims of contributing to the development of customers in Japan and overseas, and to contribute to the growth of the Japanese and global economies and to the formation of enriching societies.

2. Content of the Share Exchange Agreement

The content of the Share Exchange Agreement is as set forth in Attachment 1: Share Exchange Agreement (Copy).

3. Appropriateness of the Exchange Consideration

(1) Total exchange consideration and appropriateness of the allotment

(i)	Particulars of the allotment of shares to be granted by Nippon Steel to SMI shareholders

Under the Share Exchange, Nippon Steel shares will be granted to each SMI shareholder as of the time immediately before Nippon Steel acquires all of the outstanding shares of SMI pursuant to the Share Exchange, at the ratio of 0.735 Nippon Steel shares to one SMI share held by such shareholders (the allotment ratio of the shares is the same as the share allotment ratio planned under the One-Step Merger agreed and determined on September 22, 2011 between SMI and Nippon Steel). However, no Nippon Steel shares will be allotted with respect to SMI shares held by Nippon Steel (451,761,720 shares as of March 31, 2012). As a result, the planned total number of Nippon Steel shares to be granted pursuant to the Share Exchange is 3,200,346,201 shares.

Share Exchange Ratio (the ratio of the number of Nippon Steel shares to be granted for each share of SMI)

	Nippon Steel Corporation	Sumitomo Metal Industries
Share exchange ratio	1	0.735

SMI shareholders who are to receive an allotment of a fraction of less than one share of Nippon Steel in conjunction with the Share Exchange will be paid the amount equivalent to the value of such a fraction of one share of Nippon Steel & Sumitomo Metal Corporation (planned name) in cash pursuant to the provisions of Article 234 of the Companies Act and other applicable laws and regulations.

(ii)	Basis for the calculation of the share exchange ratio

(a)	Basis of the calculation

The Company and Nippon Steel each asked independent financial advisors to perform financial analyses concerning the integration ratio (here and hereafter, referring to the merger ratio at the time of execution of the Master Integration Agreement on September 22, 2011 and the share exchange ratio at the time of execution of the Share Exchange Agreement on April 27, 2012) in order to ensure the fairness and appropriateness of the calculation of the integration ratio for the Business Integration. The Company hired SMBC Nikko Securities Inc. (“SMBC Nikko Securities”), Goldman Sachs Japan Co. Ltd. (“Goldman Sachs”), Deutsche Securities Inc. (“Deutsche Securities”), and Daiwa Securities Capital Markets Co. Ltd. (“Daiwa Securities Capital Markets”; Daiwa Securities Capital Markets merged with Daiwa Securities Co. Ltd. on April 1, 2012). Nippon Steel hired Mitsubishi UFJ Morgan Stanley Securities Co. Ltd. (“Mitsubishi UFJ Morgan Stanley”), Merrill Lynch Japan Securities Co., Ltd. (“Merrill Lynch Japan Securities”), Mizuho Securities Co. Ltd. (“Mizuho Securities”), and JPMorgan Securities Japan Co., Ltd. (“JPMorgan”).

For a summary of the financial analysis relating to the integration ratio dated September 22, 2011 provided by the Company’s financial advisers, please refer to Attachment 2: Overview of the Financial Analyses by Financial Advisors of Sumitomo Metal concerning the Integration (Merger) Ratio.

(b)	Background to the calculation

The Company and Nippon Steel determined on September 22, 2011 that it is appropriate to use the share allotment ratio specified in (i) above as to the integration ratio and entered into the Master Integration Agreement following careful negotiations and discussions concerning the integration ratio by the two companies taking into broad consideration a variety of factors including the finances, assets, and outlooks for future business and financial results of each company and by making reference to the results of the financial analyses concerning the integration ratio conducted by SMBC Nikko Securities, Goldman Sachs, Deutsche Securities, and Daiwa Securities Capital Markets in the case of the Company and by Mitsubishi UFJ Morgan Stanley, Merrill Lynch Japan Securities, Mizuho Securities, and JPMorgan in the case of Nippon Steel.

Later, as discussed above, the Business Integration method was changed to the two-step process, but between the One-Step Merger initially planned and the two-step process involving a share exchange and an absorption-type merger on the same date, there has been no change in the value per share of either SMI or Nippon Steel shares or the companies participating in the Business Integration. Consequently, the change in the procedure does not have any effect on the allotment ratio of the Nippon Steel shares to be granted for each SMI share.

Further, the two companies confirmed that no reason to change the allotment ratio of the Nippon Steel shares to be granted for each SMI share had occurred since September 22, 2011, in the light of the advice from their respective financial advisors given on the basis of publicly-available information and the information provided to the financial advisors and taking into consideration the circumstances of each company since September 22, 2011.

In light of the above, on April 27, 2012, agreeing and deciding that the Share Exchange will be carried out on the basis of the same integration (merger) ratio specified in the Master Integration Agreement on September 22, 2011 and the Company and Nippon Steel entered into the Share Exchange Agreement.

(c)	Relationship with financial advisors

None of the Company’s financial advisors—SMBC Nikko Securities, Goldman Sachs, Deutsche Securities, and Daiwa Securities Capital Markets—or Nippon Steel’s financial advisors—Mitsubishi UFJ Morgan Stanley, Merrill Lynch Japan Securities, Mizuho Securities, and JPMorgan—are related parties of the Company or Nippon Steel, and they do not have any material interests that should be disclosed with respect to the Business Integration.

(d)	Measures to ensure fairness

In addition to receiving the results of the financial analysis concerning the integration ratio described above, on September 22, 2011, the Company obtained opinions (fairness opinion) from SMBC Nikko Securities, Goldman Sachs, Deutsche Securities, and Daiwa Securities Capital Markets to the effect that the agreed integration (merger) ratio is appropriate or fair to the Company’s shareholders from a financial perspective based on the premises set forth in Attachment 2: Overview of the Financial Analyses by Financial Advisors of Sumitomo Metal relating to the Integration (Merger) Ratio and certain other premises. Further, in addition to receiving the results of the financial analysis concerning the integration ratio described above, on September 22, 2011, Nippon Steel obtained opinions (fairness opinions) from Mitsubishi UFJ Morgan Stanley, Merrill Lynch Japan Securities, Mizuho Securities, and JPMorgan to the effect that the agreed integration (merger) ratio is appropriate or fair to Nippon Steel from a financial perspective based on certain premises.

(e)	Measures to avoid conflicts of interest

No special measures have been taken because no particular conflicts of interest will arise between the Company and Nippon Steel when implementing the Business Integration.

(2) Reasons for selecting Nippon Steel shares as the consideration for the share exchange

The Company and Nippon Steel selected shares of Nippon Steel, which will be the share exchange wholly-owning parent company, as the exchange consideration for the Company’s shares in relation to the Share Exchange.

The Company and Nippon Steel determined that the shares of Nippon Steel are appropriate as the consideration for the Share Exchange because shares of Nippon Steel are traded on the First Section of the Tokyo Stock Exchange, Inc. (“Tokyo Stock Exchange”), First Section of the Osaka Securities Exchange Co., Ltd. (“Osaka Securities Exchange”), First Section of the Nagoya Stock Exchange, Inc. (“Nagoya Stock Exchange”), First Section of the Fukuoka Stock Exchange (“Fukuoka Stock Exchange”), and First Section of the Sapporo Stock Exchange (“Sapporo Stock Exchange”) and have a high degree of liquidity, affording trading opportunities, and because shareholders of the Company will be able to enjoy the integration benefits generated by the Business Integration from the receipt of shares of Nippon Steel, the share exchange wholly-owning parent company.

(3) Matters relating to protection of the interests of shareholders of the Company other than Nippon Steel if the Company and Nippon Steel are under common control

The Company and Nippon Steel are not under common control, and accordingly, this item does not apply.

(4) Matters relating to the suitability of the amounts of Nippon Steel’s capital and reserves

The amounts by which capital, capital reserves, and reserved surplus will be increased in conjunction with the Share Exchange are set forth below. Based on comprehensive consideration and examination of the integrated company’s capital policies and other factors, the amounts were determined within the range specified by laws and regulations, and we believe that they are appropriate.

(i)	Amount of capital increase: Zero yen

(ii)	Amount of capital reserves increase: Minimum amount of increase required in accordance with laws and regulations

(iii)	Amount of reserved surplus increase: Zero yen

4. Reference information concerning the exchange consideration

(1) Provisions of Nippon Steel’s Articles of Corporation

The provisions of Nippon Steel’s Articles of Incorporation are as set forth in Attachment 3: Articles of Incorporation of Nippon Steel Corporation.

The Articles of Incorporation set forth in Attachment 3 are the Articles of Incorporation of Nippon Steel as of the current time, and Nippon Steel plans to amend the Articles of Incorporation at its 88th ordinary general shareholders meeting scheduled for June 26, 2012 as set forth in Reference Material 1: Proposal to Amend Nippon Steel’s Articles of Incorporation.

(2) Matters relating to the method of realization of the exchange consideration

(i)	Markets trading the exchange consideration

Shares of Nippon Steel are traded on the First Section of the Tokyo Stock Exchange, First Section of the Osaka Securities Exchange, First Section of the Nagoya Stock Exchange, First Section of the Fukuoka Stock Exchange, and First Section of the Sapporo Stock Exchange.

(ii)	Parties performing brokering, intermediation, and agency services for transactions of the exchange consideration

Shares of Nippon Steel are brokered and intermediated by securities companies nationwide.

(iii)	Particulars of restrictions on transfer and other disposal of the exchange consideration

N/A

(3) Matters relating to the market value of the exchange consideration

The prices of Nippon Steel shares on the First Section of the Tokyo Stock Exchange for the past six months are set forth below.

Month	November 2011	December	January 2012	February	March	April
Maximum price (yen)	206	203	205	245	243	230
Minimum price (yen)	165	184	182	186	215	198

Information concerning Nippon Steel share market prices and changes in prices can be obtained from share price information and charts provided by the Tokyo Stock Exchange at the Website indicated below.

http://www.tse.or.jp/

(4) Particulars of Nippon Steel’s balance sheet for the fiscal years ended within the past five years

Nippon Steel has filed securities reports in accordance with Article 24, Paragraph 1 of the Financial Instruments and Exchange Act for each fiscal year.

5. Matters relating to the appropriateness of the provisions concerning share options

N/A

6. Matters relating to financial statements

(1) Particulars of Nippon Steel’s financial statements for the most recent fiscal year

The particulars of Nippon Steel’s financial statements for the most recent fiscal year (from April 1, 2011 to March 31, 2012) are set forth in Attachment 4: The Contents of the Financial Statements, etc. for the Most Recent Fiscal Year of Nippon Steel Corporation (supplement of Reference Documents for the General Shareholders’ Meeting).

Information in Nippon Steel’s financial statements relating to the most recent fiscal year that should be disclosed in individual notes is posted on the Company’s website (http://www.sumitomometals.co.jp/) together with matters to be disclosed as consolidated schedules pursuant to laws and regulations and Article 13 of the Articles of Incorporation, and accordingly, is not included in the supplement of Reference Documents for the General Shareholders’ Meeting.

(2) Particulars of the events occurring within the Company and Nippon Steel since the end of the most recent fiscal year having a material impact on company finances

(i)	SMI

The Company executed the Merger Agreement with Nippon Steel on April 27, 2012. For information concerning the content of the Merger Agreement, see Attachment 5 to Proposal No. 2: Merger Agreement (copy).

(ii)	Nippon Steel

Nippon Steel executed the Merger Agreement with SMI on April 27, 2012. For information concerning the content of the Merger Agreement, see Attachment 5 to Proposal No. 2: Merger Agreement (copy).

Attachment 1:

Share Exchange Agreement (Copy)

This Share Exchange Agreement (this “Agreement”) is made and entered into by and between Nippon Steel Corporation (“NSC”) and Sumitomo Metal Industries, Ltd. (“SMI”) on April 27, 2012 (the “Execution Date”).

As prescribed in the Merger Agreement between NSC and SMI which is simultaneously entered into with this Agreement, NSC and SMI intend to effect the merger (the “Merger”) under which NSC will be the company surviving the absorption-type merger and SMI will be the company absorbed in the absorption-type merger, subject to the condition precedent that the Share Exchange (defined in Article 1) becomes effective.

Article 1	(Share Exchange)

1.	As prescribed in this Agreement, NSC and SMI shall effect a share exchange under which NSC will be the wholly-owning parent company and SMI will be the wholly-owned subsidiary company (the “Share Exchange”)

2.	The trade names and addresses of the wholly-owning parent company and the wholly-owned subsidiary company under the Share Exchange shall be as follows:

(1)	Wholly-owning parent company

Trade name:	Nippon Steel Corporation
Address:	6-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo

(2)	Wholly-owned subsidiary company

Trade name:	Sumitomo Metal Industries, Ltd.
Address:	5-33, Kitahama 4-chome, Chuo-ku, Osaka

Article 2	(Number of Shares to be Delivered in the Share Exchange and Matters Regarding the Allocation of Shares)

Upon the Share Exchange, NSC shall deliver the number of shares obtained by multiplying the last total number of SMI shares (excluding those held by NSC) at the point immediately before NSC’s acquisition of all issued shares in SMI (the “Base Point”) by 0.735 and allot them to each of the shareholders of SMI at the Base Point (excluding NSC), in the ratio of 0.735 NSC shares for one SMI share.

Article 3	(Amount of Stated Capital and the Reserves to be Increased of the Wholly-Owning Parent Company through the Share Exchange)

The amount of stated capital, capital reserves and earned reserves of NSC that will be increased through the Share Exchange shall be specified below. However, in the case of any change in circumstances before the Effective Date (meaning the date on which the Share Exchange will become effective, the same applies hereinafter), this amount may be changed upon agreement between NSC and SMI, through their mutual consultations.

(1) Stated capital:	0 yen
(2) Capital reserves:	the minimum amount required pursuant to the provisions of laws and regulations
(3) Earned reserves:	0 yen

Article 4	(Effective Date)

The Effective Date shall be October 1, 2012. However, if the necessity arises in light of the progress of the Share Exchange or the Merger procedures, the Effective Date may be changed upon agreement between NSC and SMI, through their mutual consultations.

Article 5	(Shareholders’ Meeting Approving the Share Exchange)

NSC and SMI respectively shall hold a shareholders’ meeting no later than the date preceding the effective date, and seek an approval of this Agreement and the matters necessary for the Share Exchange.

Article 6	(Change of Conditions for the Share Exchange and Termination of the Agreement)

If, during the period on or from the Execution Date through the effective date, any material change in the financial condition or operating results of NSC or SMI occurs or is proved, any event materially impeding the effectuation of the Share Exchange in accordance with this Agreement or the Merger occurs or is proved, or it becomes otherwise difficult to achieve the purpose of the Share Exchange, NSC and SMI may change or terminate this Agreement upon agreement between them, through good faith consultations.

Article 7	(Consultations)

In addition to those matters prescribed in this Agreement, NSC and SMI shall prescribe the matters necessary for the Share Exchange in accordance with the purpose of this Agreement, through consultations between NSC and SMI.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate, have signed or affixed their respective names and seals and shall each retain one (1) copy.

April 27, 2012

NSC:

6-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo
Nippon Steel Corporation
Representative Director and President
Shoji Muneoka
[Signature]

SMI:

5-33, Kitahama 4-chome, Chuo-ku, Osaka
Sumitomo Metal Industries, Ltd.
Representative Director and President
Hiroshi Tomono
[Signature]

Attachment 2:

The Overview of the Financial Analyses by Financial Advisors of Sumitomo Metals

As of September 22, 2011, when SMI (also referred to below as “Sumitomo Metals”) and Nippon Steel received reports on the results of the financial analyses performed by their respective financial advisors, they were planning a One-Step Merger as the method of business integration. Accordingly, the financial analyses were premised on a one-step merger and the reports assess the merger ratio based on this merger procedure. Accordingly, the “merger” in the descriptions below refers to the One-Step Merger.

(SMBC Nikko Securities)

In performing its valuation analyses for the shares of Nippon Steel and Sumitomo Metals, SMBC Nikko Securities applied the Market Trading Price Analysis since both Nippon Steel and Sumitomo Metals are listed on a financial instrument exchange, thus having market prices. Pursuant to this analysis, SMBC Nikko Securities applied September 20, 2011 as the reference date (“Reference Date”) and considered the average closing prices of Sumitomo Metals stock quoted on the First Section of the Tokyo Stock Exchange for the one-week, one-month and three-month periods to the Reference Date and the period from July 29, 2011, the first business day following Sumitomo Metals’ announcement of its Consolidated Financial Results for the First Quarter of FY2011 (ending March 31, 2012) and Notice Regarding Forecasts for Financial Performances and Dividends for FY2012, to the Reference Date. For the shares of Nippon Steel, the average closing prices of Nippon Steel stock quoted on the First Section of the Tokyo Stock Exchange for the one-week, one-month and three-month periods to the Reference Date and the period from July 28, 2011, the first business day following Nippon Steel’s announcement of its Financial Results for the First Quarter of Fiscal 2011 (April 1, 2011 to June 30, 2011) and Revision in Forecast for Dividends for FY2012, to the Reference Date were analyzed. In addition, SMBC Nikko Securities applied a DCF analysis in order to take into consideration the future business activities. The foregoing analyses resulted in the following ranges of the merger ratio, assuming the value per Nippon Steel’s share to be 1:

Methodology	Range of the merger ratio
Market Trading Price Analysis	0.71 ~ 0.72
DCF Analysis	0.55 ~ 0.78

Please refer to Note 1 for details of the conditions and a supplementary explanation of the analyses.

(Goldman Sachs)

Goldman Sachs, as part of the process of preparing its written opinion referred to in “3.(1)(ii)d. “Measures for Ensuring Fairness” above, performed a historical stock price analysis, comparable companies analysis, and a DCF analysis, which DCF analysis was based upon publicly available information and financial projections for Sumitomo Metals prepared by Sumitomo Metals’ management and for Nippon Steel prepared by Nippon Steel’s management, in each case, as approved for Goldman Sachs’ use by Sumitomo Metals. The results of the respective analyses are shown below. The below ranges of the merger ratio are for a number of shares of common stock of Nippon Steel (“NSC Shares”) to be issued in exchange for one share of Sumitomo Metals common stock (“SMI Share”). In performing the stock price analysis, Goldman Sachs used September 21, 2011 and February 3, 2011 (the day of the announcement of the Commencement of Consideration of Business Integration of Nippon Steel and Sumitomo Metals) as the base dates (“Base Date 1” and “Base Date 2”, respectively), and reviewed the closing market prices of Sumitomo Metals and Nippon Steel on the base dates and the closing market prices of Sumitomo Metals and Nippon Steel during the one-month, three-month and six-month periods ending on the base dates as a basis for the analysis. No company used in the comparable companies analysis as a comparison is directly comparable to Sumitomo Metals and Nippon Steel.

Goldman Sachs provided its advisory services and the opinion solely for the information and assistance of the Board of Directors of Sumitomo Metals in connection with its consideration of the transaction contemplated by the Master Integration Agreement (the “Transaction”) and such opinion does not constitute a recommendation as to how any holder of SMI Shares should vote with respect to the Transaction or any other matter. Goldman Sachs did not recommend any specific merger ratio to Sumitomo Metals or its Board of Directors or that any specific merger ratio constituted the only appropriate merger ratio. The opinion was approved by a fairness committee of Goldman Sachs and its affiliates. Please refer to Note 2 below which sets forth in more detail, the assumptions made, procedures followed, matters considered and limitations on the review undertaken.

Methodology	Range of the merger ratio
Stock Price Analysis (Base Date 1)	0.664 ~ 0.747
Stock Price Analysis (Base Date 2)	0.663 ~ 0.760
Comparable Companies Analysis	0.618 ~ 0.846
DCF Analysis	0.572 ~ 0.774

Goldman Sachs also performed a contribution analysis and an accretion / dilution analysis. Goldman Sachs reviewed and considered such analyses as a whole in preparing its opinion and did not attribute any particular weight to any factor or analysis considered by it.

Goldman Sachs’ analyses and opinion are necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, September 22, 2011 and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion or analyses based on circumstances, developments or events occurring after such date. Goldman Sachs assumed with Sumitomo Metals’ consent that certain internal financial analyses and forecasts for Sumitomo Metals and Nippon Steel, as well as certain cost savings and operating synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Sumitomo Metals. Except as otherwise noted, the quantitative information used in Goldman Sachs’ financial analyses, to the extent it is based on market data, is based on market data as it existed on or before September 22, 2011 and is not necessarily indicative of current market conditions.

(Deutsche Securities)

Deutsche Securities, in deriving the merger ratio for the Merger, calculated and assessed the equity value of both companies. In this assessment, Deutsche Securities conducted analysis based on the methodologies including Trading Price Analysis, Comparable Companies Analysis, and DCF Analysis. A summary of the analysis performed by Deutsche Securities is set out below.

Methodology	Range of the merger ratio
Trading Price Analysis	0.70 ~ 0.72
Comparable Companies Analysis	0.43 ~ 0.78
DCF Analysis	0.53 ~ 0.90

In performing the Trading Price Analysis, taking into consideration the recent market trading trends of common shares of both companies, Deutsche Securities adopted, the closing share price as of the reference date (September 21, 2011) and the average share price (average closing price) for the periods of 1 week, 1 month, 3 months, 6 months and 1 year before the reference date.

Deutsche Securities, in connection with the calculation and assessment of the merger ratio, has not assumed responsibility for the independent verification of, and has not independently verified, any information, whether publicly available or furnished to it by the both companies, concerning Sumitomo Metals or Nippon Steel. Thus Deutsche Securities relied upon and assumed the accuracy and completeness of such information. Deutsche Securities has not conducted physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including contingent liabilities) of Sumitomo Metals or Nippon Steel. With respect to the financial forecasts and projections, made available to Deutsche Securities and used in its analyses, Deutsche Securities has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Sumitomo Metals or Nippon Steel, as the case may be, as to the matters covered thereby.

Deutsche Securities’ calculation and assessment of the merger ratio are necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of September 16, 2011, except for the reference date of the Trading Price Analysis. Deutsche Securities assumes no responsibility to update or revise its analyses based on any circumstances, changes, or for any other cause arising after such date. The calculation and assessment are addressed to, and for the use and benefit of, the Board of Directors of Sumitomo Metals in discussing the merger ratio and do not constitute a recommendation to any shareholder of Sumitomo Metals or Nippon Steel as to how such shareholder should vote with respect to the Merger or any other matter.

(Daiwa Securities Capital Markets)

Daiwa Securities Capital Markets performed a market price analysis and DCF analysis. The results of the analyses are shown in the table below. Each of the merger ratio ranges represents the range of the number of shares of Nippon Steel common stock to be allocated for each share of Sumitomo Metals common stock, based on the result of the relevant analysis.

In the market price analysis, Daiwa Securities Capital Markets conducted analysis based (1) on the average closing prices of each company for the one-month and three-month periods ending September 21, 2011 (the “Reference Date (i)”), and (2) on the average closing prices of each company for the one-month and three-month periods ending February 3, 2011 (the “Reference Date (ii)”), the day on which “Commencement of Consideration of Business Integration of Nippon Steel Corporation and Sumitomo Metal Industries, Ltd.” was announced.

Methodology	Range of the merger ratio
Market Price Analysis (Reference Date (i))	0.707 ~ 0.708
Market Price Analysis (Reference Date (ii))	0.676 ~ 0.701
DCF Analysis	0.513 ~ 0.759

In performing its analyses, Daiwa Securities Capital Markets used information and materials provided by Sumitomo Metals and Nippon Steel as well as publicly available information. Daiwa Securities Capital Markets assumed and relied on the accuracy and completeness of all materials and information that Daiwa Securities Capital Markets reviewed or analyzed, and did not verify or assume any obligation to independently verify the accuracy or completeness of such materials and information. Daiwa Securities Capital Markets did not undertake a separate evaluation, appraisal or assessment of any of the assets or liabilities, on an aggregate or individual basis, of Sumitomo Metals or Nippon Steel and their respective affiliates (including, but not limited to, financial derivative products, off-balance-sheet assets and liabilities and other contingent liabilities), nor did Daiwa Securities Capital Markets make any request to a third party for any such valuation, appraisal or assessment. Daiwa Securities Capital Markets assumed that the business plans, financial forecasts and other information furnished to Daiwa Securities Capital Markets by Sumitomo Metals and Nippon Steel were prepared according to reasonable procedures, and reflect the best currently available estimates and judgment of the management of Sumitomo Metals and Nippon Steel, respectively, and, with Sumitomo Metals’ consent, Daiwa Securities Capital Markets relied on such information without independent verification. Daiwa Securities Capital Markets’ analyses were based upon financial, economic, market and other conditions as of September 22, 2011.

(Note 1)

SMBC Nikko Securities assumed and relied on the accuracy and completeness of the information of Nippon Steel and Sumitomo Metals, including financial information and financial projections (whether publicly available or furnished by Nippon Steel or Sumitomo Metals); therefore, SMBC Nikko Securities did not conduct any independent verification of such information. SMBC Nikko Securities did not conduct any independent valuation, appraisal or assessment of the assets or liabilities of Nippon Steel and Sumitomo Metals. SMBC Nikko Securities assumed that all material information of Nippon Steel and Sumitomo Metals has been disclosed to the public in an appropriate and timely manner, and that there is no undisclosed information that may have a negative impact on the stock prices. SMBC Nikko Securities assumed that the stock prices accurately, fully, and constantly reflect all publicly available information. Moreover, SMBC Nikko Securities assumed that the financial projections which were provided to and analyzed by SMBC Nikko Securities were prepared under reasonable assumptions and reflected the best possible estimates and judgment currently available to Nippon Steel or Sumitomo Metals. SMBC Nikko Securities did not express its opinion on the reasonableness of the assumptions of such analyses and projections. Furthermore, SMBC Nikko Securities assumed that all governmental, regulatory, or other consents and approvals, as well as their timing and conditions, necessary for the consummation of the Merger will be satisfied and obtained without any adverse effects on Nippon Steel or Sumitomo Metals or on the projected benefits of the Merger. SMBC Nikko Securities has no obligations to review, assess, and verify such requirements and approvals. The opinions contained in the fairness opinion are not intended to encourage shareholders of Sumitomo Metals to exercise their shareholders’ rights or other related actions with respect to the Merger, or to solicit or encourage shareholders of Sumitomo Metals or other related persons to assign, transfer or take any other action with respect to Sumitomo Metals common stock. SMBC Nikko Securities’ opinion was prepared in light of financial, economic, market and other conditions as of September 22, 2011 and was based upon on information obtained by SMBC Nikko Securities as of such date. Although the contents of the opinion may be affected by future changes in their conditions and circumstances, SMBC Nikko Securities shall have no obligation to amend, change or reaffirm its opinion.

(Note 2)

Goldman Sachs and its affiliates (collectively, the “Goldman Sachs Group”) are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, the Goldman Sachs Group may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, Sumitomo Metals, Nippon Steel and any of their respective affiliates or any currency or commodity that may be involved in the Transaction for their own account and for the accounts of their customers. Goldman Sachs has acted as financial advisor to Sumitomo Metals in connection with, and has participated in certain of the negotiations leading to, the Transaction. Goldman Sachs expects to receive fees for its services in connection with the Transaction, a principal portion of which is contingent upon consummation of the Transaction, and Sumitomo Metals has agreed to reimburse Goldman Sachs’ expenses arising, and indemnify Goldman Sachs against certain liabilities that may arise, out of Goldman Sachs’ engagement. The Goldman Sachs Group has provided certain investment banking services to Sumitomo Metals and its affiliates from time to time for which the Investment Banking Division of the Goldman Sachs Group has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of Sumitomo Metals’ 64th domestic unsecured senior bond due May 2016 and 65th domestic senior unsecured bond due May 2018 (aggregate principal amount 20 billion yen) in May 2011. The Goldman Sachs Group has also provided certain investment banking services to Nippon Steel and its affiliates from time to time for which the Investment Banking Division of the Goldman Sachs Group has received, and may receive, compensation, including having acted as financial advisor in connection with the acquisition of an equity interest in Companhia Brasileira de Metalurgia e Mineração by an investor group including Nippon Steel in March 2011 and joint bookrunner with respect to a public offering of Nippon Steel’s 67th domestic senior unsecured bond due March 2021 (aggregate principal amount 30 billion yen) in May 2011. Goldman Sachs may also in the future provide investment banking services to Sumitomo Metals, Nippon Steel and their respective affiliates for which the Investment Banking Division of the Goldman Sachs Group may receive compensation.

In connection with its opinion, Goldman Sachs has reviewed, among other things, the Master Integration Agreement; Annual Securities Reports (Yuka Shoken Hokokusho) of Sumitomo Metals and Nippon Steel for the five fiscal years ended March 31, 2011; the First Quarter Securities Reports (Dai-ichi Shihanki Hokokusho) of Sumitomo Metals and Nippon Steel for the first fiscal quarter ended June 30, 2011; certain other communications from Sumitomo Metals and Nippon Steel to their respective stockholders; certain publicly available research analyst reports for Sumitomo Metals and Nippon Steel; and certain internal financial analyses and forecasts for Sumitomo Metals prepared by its management and for Nippon Steel prepared by its management, in each case, as approved for Goldman Sachs’ use by Sumitomo Metals (the “Forecasts”), and certain cost savings and operating synergies projected by the managements of Sumitomo Metals and Nippon Steel to result from the Transaction, as approved for Goldman Sachs’ use by Sumitomo Metals (the “Synergies”). Goldman Sachs has also held discussions with members of the senior management of Sumitomo Metals regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction, and the past and current business operations, financial condition and future prospects of Sumitomo Metals and Nippon Steel. Goldman Sachs has also reviewed the reported price and trading activity for the SMI Shares and NSC Shares, compared certain financial and stock market information for Sumitomo Metals and Nippon Steel with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in Japan and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs; and Goldman Sachs does not assume any responsibility for any such information. In that regard, Goldman Sachs assumed with Sumitomo Metals’ consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Sumitomo Metals. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Sumitomo Metals or Nippon Steel or any of their respective subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal. Goldman Sachs has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on Sumitomo Metals or Nippon Steel or on the expected benefits of the Transaction in any way meaningful to Goldman Sachs’ analysis. Goldman Sachs also has assumed that the Transaction will be consummated on the terms set forth in the Master Integration Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to Goldman Sachs’ analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Sumitomo Metals to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to Sumitomo Metals; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit and did not solicit interest from other parties with respect to an acquisition of or other business combination with Sumitomo Metals. The opinion addresses only the fairness from a financial point of view, as of the date hereof, of the merger ratio pursuant to the Master Integration Agreement to the holders (other than Nippon Steel) of SMI Shares. Goldman Sachs does not express any view on, and Goldman Sachs’ opinion does not address, any other term or aspect of the Master Integration Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Master Integration Agreement or entered into or amended in connection with the Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Sumitomo Metals; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Sumitomo Metals or class of such persons, in connection with the Transaction, whether relative to the merger ratio pursuant to the Master Integration Agreement or otherwise. Goldman Sachs is not expressing any opinion as to the prices at which NSC Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of Sumitomo Metals or Nippon Steel or the ability of Sumitomo Metals or Nippon Steel to pay their respective obligations when they come due.

Attachment 3:

ARTICLES OF INCORPORATION

OF

NIPPON STEEL CORPORATION

CHAPTER I

GENERAL PROVISIONS

Article 1.

The name of the Company shall be Shin Nippon Seitetsu Kabushiki Kaisha. It shall be written in English NIPPON STEEL CORPORATION.

Article 2.

The objects of the Company shall be to carry on the following businesses:

(1) manufacture and sale of iron and steel;

(2) manufacture and sale of industrial machinery and facilities, steel structures, water supply related facilities, etc.;

(3) contract work on civil engineering and construction, and design and supervision of construction of buildings;

(4) business related to urban development, and transaction and leasing of residential land and buildings;

(5) manufacture and sale of chemical products, electronic components, etc.;

(6) manufacture and sale of nonferrous metal, ceramics, carbon fibers, etc.;

(7) engineering and consultation related to the use and development of computer systems;

(8) freight transportation and warehousing;

(9) supply of electric power, gas, heat and other energy;

(10) disposal and recycling of waste;

(11) management of cultural, welfare, sport and other facilities; and

(12) any and all other businesses incidental to the foregoing subparagraphs.

Article 3.

The Company shall have its principal office in Chiyoda-ku, Tokyo.

Article 4.

Public notices of the Company shall be given on the website. However, in cases where accidents or other unavoidable circumstances prevent the use of the website, they shall be given by inserting them in the Nihon Keizai Shimbun published in Tokyo.

CHAPTER II

SHARES

Article 5.

The total number of shares which the Company has authority to issue shall be 9,917,077,000.

Article 6.

1. One thousand (1,000) shares of the Company shall constitute one (1) unit. A holder of one unit of shares shall have one vote at a general meeting of shareholders.

2. A holder of shares constituting less than one (1) unit of shares (tangen) (hereinafter “less than one unit of shares”) of the Company may not exercise any rights other than those listed below with respect to such shares:

(1) the rights listed in Article 189, Paragraph 2 of the Company Law;

(2) the right to be allotted shares and/or stock acquisition right which is offered by the Company to each shareholder in proportion to the number of shares held by such shareholder; and

(3) the right set forth in the immediately subsequent paragraph.

3. A holder of less than one unit of shares of the Company may require the Company to sell such number of shares that, combined with the less than one unit of shares held by such shareholder, constitute one unit of shares of the Company.

Article 7.

1. The Company shall appoint a registration agent with respect to its shares.

2. The registration agent and its place of business shall be designated by resolution of the Board of Directors and shall be notified publicly.

3. The Company shall have its registration agent prepare, maintain, and administer the affairs related to, and the Company shall not for itself prepare, maintain, and administer the affairs related to, the Register of Shareholders and the Register of Stock Acquisition Rights.

Article 8.

Any matters relating to shares of the Company not provided for in the Articles of Incorporation shall be governed by the Regulations Relating to Shares prescribed by the Board of Directors.

CHAPTER III

GENERAL MEETING OF SHAREHOLDERS

Article 9.

The ordinary general meeting of shareholders of the Company shall be convened in June each year, and an extraordinary general meeting of shareholders shall be convened as the need arises.

Article 10.

Shareholders entitled to exercise the right at the ordinary general meeting of shareholders referred to in the preceding Article shall be those who are electronically recorded as having the voting rights in the latest Register of Shareholders of March 31 each year.

Article 11.

The general meeting of shareholders shall be convened and presided over by the President of the Company; provided, however, that in the case where the President of the Company is unable to act as such, one of the other Directors shall act in his or her place in accordance with a resolution by the Board of Directors.

Article 12.

1. Resolution of the general meeting of shareholders shall be adopted by a majority vote of the shareholders present, unless otherwise provided for in the laws and regulations or the Articles of Incorporation.

2. Resolution provided for in Article 309, Paragraph 2 of the Company Law shall require the presence of the shareholders holding in the aggregate one third or more of the votes of the shareholders who are entitled to exercise their voting rights and the affirmative vote of two thirds or more of the votes of the shareholders present.

Article 13.

1. Shareholders may exercise their rights to vote by appointing as proxy another shareholder of the Company who is entitled to exercise his or her voting rights.

2. Any shareholder holding two or more voting rights who does not intend to exercise his or her voting rights in a uniform manner shall notify the Company in writing of such intention and the reason therefor at least three (3) days prior to the general meeting of shareholders.

Article 14.

The Company may, in convening a general meeting of shareholders, provide its shareholders with information required to be included or indicated in the reference materials for the general meeting of shareholders, the business report, the financial statements and consolidated financial statements by making such information available to shareholders electronically on the Internet in accordance with laws and regulations.

CHAPTER IV

DIRECTORS AND BOARD OF DIRECTORS

Article 15.

The Company shall have not more than fifteen (15) Directors and a Board of Directors.

Article 16.

1. Resolution of a general meeting of shareholders electing Directors shall require the presence of the shareholders holding in the aggregate one third or more of the votes of the shareholders who are entitled to exercise their voting rights and the affirmative vote of a majority of the votes of the shareholders present.

2. Cumulative voting shall not be adopted for the election of Directors.

Article 17.

The term of office of a Director shall expire upon the conclusion of the next ordinary general meeting of shareholders convened following the assumption of office of such Director.

Article 18.

Any compensation, bonuses or any other financial benefits (collectively, the “Compensation”) payable to Directors by the Company in consideration for their performance of duties shall be determined by resolution of a general meeting of shareholders.

Article 19.

1. The Board of Directors may, by resolution, appoint one (1) Chairman and one (1) President from among the Directors.

2. The Board of Directors may, by resolution, appoint Executive Vice Presidents and Managing Directors from among the Directors.

Article 20.

In convening a meeting of the Board of Directors, the notice to that effect shall be sent to each Director and each Corporate Auditor at least three (3) days in advance of the date of such meeting.

Article 21.

The meeting of the Board of Directors shall be convened and presided over by the President of the Company; provided, however, that in the case where the President of the Company is unable to act as such, one of the other Directors shall act in his or her place in accordance with a resolution of the Board of Directors.

Article 22.

In the event that a Director makes a proposal for an agenda item to be resolved at the Board of Directors and all Directors who are entitled to vote with respect to such item give consent in writing or electronically to such proposal, the Board of Directors shall be deemed to have approved by resolution such proposal, unless one or more Corporate Auditors oppose such proposal.

Article 23.

The Company may, by resolution of the Board of Directors, limit the liabilities of the Directors to the extent as provided in laws and regulations.

Article 24.

The Company may, where necessary, appoint Senior Advisors.

Article 25.

Any matters relating to the Board of Directors not provided for in the Articles of Incorporation shall be governed by the Regulations of the Board of Directors prescribed by the Board of Directors.

CHAPTER V

CORPORATE AUDITORS AND BOARD OF CORPORATE AUDITORS

Article 26.

The Company shall have not more than seven (7) Corporate Auditors and a Board of Corporate Auditors.

Article 27.

Resolution of a general meeting of shareholders electing Corporate Auditors shall require the presence of the shareholders holding in the aggregate one third or more of the votes of the shareholders who are entitled to exercise their voting rights and the affirmative vote of a majority of the votes of the shareholders present.

Article 28.

The term of office of a Corporate Auditor shall expire upon the conclusion of the ordinary general meeting of shareholders pertaining to the last business year which ends within four (4) years following the assumption of office of such Corporate Auditor.

Article 29.

Any Compensation payable to Corporate Auditors by the Company shall be determined by resolution of a general meeting of shareholders.

Article 30.

The Board of Corporate Auditors may, by resolution, elect Senior Corporate Auditors from among the Corporate Auditors.

Article 31.

In convening a meeting of the Board of Corporate Auditors, the notice to that effect shall be sent to each Corporate Auditor at least three (3) days in advance of the date of such meeting.

Article 32.

1. The Company may, by resolution of the Board of Directors, limit the liabilities of the Corporate Auditors to the extent as provided in laws and regulations.

2. The Company may, in accordance with laws and regulations, enter into an agreement with its outside Corporate Auditor which limits the liability of such outside Corporate Auditor to the greater of an amount determined in advance by the Company which shall not be less than twenty million yen (¥20,000,000) and the sum of the amounts set forth in Article 425, Paragraph 1 of the Company Law.

Article 33.

Any matters relating to the Board of Corporate Auditors not provided for in the Articles of Incorporation shall be governed by the Regulations of the Board of Corporate Auditors prescribed by the Board of Corporate Auditors.

CHAPTER VI

ACCOUNTING AUDITOR

Article 34.

The Company shall have an accounting auditor.

CHAPTER VII

ACCOUNTING AND OTHER MATTERS

Article 35.

The business year of the Company shall be from April 1 each year to March 31 of the following year.

Article 36.

The Company may, by resolution of the Board of Directors, decide such matters as listed in Article 459, Paragraph 1 of the Company Law, including but not limited to, distribution of its surplus and acquisitions of its own shares.

Article 37.

The Company may distribute its surplus to the shareholders or registered pledgees registered in the latest Register of Shareholders as of March 31, September 30 and such other date as determined by the Board of Directors.

Article 38.

The Company shall be relieved of its liability to pay the money to be distributed upon expiration of three (3) years after the tender of such payment.

Proposal No. 2: Approval of the Merger Agreement between the Company and Nippon Steel Corporation

As explained in Proposal No. 1, on September 22, 2011, SMI and Nippon Steel Corporation (“Nippon Steel”) reached agreement and executed the Master Integration Agreement concerning a business integration (the “Business Integration”) on October 1, 2012 (planned). The two companies continued consultations for the Business Integration, reached final agreement concerning implementation of the Business Integration through a two-step legal procedure (the first step is a share exchange (the “Share Exchange”) and the second step is an absorption-type merger (the “Merger”)), and on April 27, 2012 executed a Share Exchange Agreement (the “Share Exchange Agreement”) and a Merger Agreement (the “Merger Agreement”).

This proposal seeks approval of the Merger Agreement relating to the second step of the legal procedure for carrying out the Business Integration. The reasons for the merger, the particulars of the Merger Agreement and other matters relating to this proposal are set forth below.

1. Reasons for the Merger

The reasons for the Merger are explained in the discussion of Proposal No. 1: 1(2) Objectives of the Business Integration.

2. Particulars of the Merger Agreement

The particulars of the Merger Agreement are set forth in Attachment 5: Merger Agreement (copy).

3. Matters relating to the merger consideration

The Merger will take effect subject to the effectuation of the Share Exchange.

Because Nippon Steel will hold all outstanding shares of the Company through the Share Exchange, no consideration such as shares or money will be granted to Nippon Steel as the Company’s shareholder.

4. Matters relating to the appropriateness of the provisions concerning share options

N/A

5. Matters relating to financial statements

(1) Particulars of Nippon Steel’s financial statements for the most recent fiscal year

The particulars of Nippon Steel’s financial statements for the most recent fiscal year (from April 1, 2011 to March 31, 2012) are as explained in “6(1): Particulars of Nippon Steel’s financial statements for the most recent fiscal year” of Proposal No.1.

(2) Particulars of the events occurring within the Company and Nippon Steel since the end of the most recent fiscal year having a material impact on company finances

(i)	SMI

The Company executed the Share Exchange Agreement with Nippon Steel on April 27, 2012. For information concerning the content of the Share Exchange Agreement, see Proposal No. 1 Attachment 1: Share Exchange Agreement (copy).

(ii)	Nippon Steel

Nippon Steel executed the Share Exchange Agreement with SMI on April 27, 2012. For information concerning the content of the Share Exchange Agreement, see Proposal No. 1 Attachment 1: Share Exchange Agreement (copy).

Attachment 5:

Merger Agreement (Copy)

This Merger Agreement (this “Agreement”) is made and entered into by and between Nippon Steel Corporation (“NSC”) and Sumitomo Metal Industries, Ltd. (“SMI”) in respect of the merger of NSC and SMI on April 27, 2012 (the “Execution Date”).

As prescribed in Article 3 of this Agreement, the merger between NSC and SMI based on this Agreement (the “Merger”) is subject to the condition precedent that the share exchange between NSC and SMI becomes effective based on the share exchange agreement between NSC and SMI (the “Share Exchange”), which is simultaneously entered into with this Agreement.

Article 1	(Method of Merger)

1.	As prescribed in this Agreement, NSC and SMI shall effect a merger under which NSC will be the company surviving the absorption-type merger and SMI will be the company absorbed in the absorption-type merger.

2.	The trade names and addresses of the company surviving the absorption-type merger and the company absorbed in the absorption-type merger under the Merger shall be as follows:

(1)	Company surviving the absorption-type merger

Trade name:	Nippon Steel Corporation

Address:	6-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo

(2)	Company absorbed in the absorption-type merger

Trade name:	Sumitomo Metal Industries, Ltd.

Address:	-5-33, Kitahama 4-chome, Chuo-ku, Osaka

Article 2	(Number of Shares to be Delivered in the Merger and Matters Regarding the Allocation of Shares)

As NSC will hold all of the shares in SMI as a result of the Share Exchange, NSC shall not allot any amount of money or the like in lieu of the shares in SMI upon the Merger.

Article 3	(Effective Date and Condition Precedent)

The Effective Date (meaning the date on which the Merger will become effective; the same applies hereinafter) shall be October 1, 2012. The merger shall become effective subject to the condition precedent that the Share Exchange becomes effective. However, if a necessity arises in light of the progress of the share exchange and the merger procedures, this Effective Date may be changed upon agreement between NSC and SMI, through their mutual consultations.

Article 4	(Shareholders’ Meeting Approving the Merger)

NSC and SMI respectively shall hold a shareholders’ meeting no later than the date preceding the Effective Date, and seek an approval of this Agreement and the matters necessary for the Merger.

Article 5	(Change of Conditions for the Merger and Termination of the Agreement)

If, during the period on or from the Execution Date through the Effective Date, any material change in the financial condition or operating results of NSC or SMI occurs or is proved, any event materially impeding the effectuation of the Merger in accordance with this Agreement or the Share Exchange occurs or is proved, or it becomes otherwise difficult to achieve the purpose of the Merger, NSC and SMI may change or terminate this Agreement upon agreement between them, through good faith consultations.

Article 6	(Consultations)

In addition to those matters prescribed in this Agreement, NSC and SMI shall prescribe the matters necessary for the Merger in accordance with the purpose of this Agreement, through consultations between NSC and SMI.

IN WITNESS WHEREOF, the parties have executed this Agreement in duplicate, have signed or affixed their respective names and seals and shall each retain one (1) copy.

April 27, 2012

NSC:

6-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo
Nippon Steel Corporation
Representative Director and President
Shoji Muneoka
[Signature]

SMI:

5-33, Kitahama 4-chome, Chuo-ku, Osaka
Sumitomo Metal Industries, Ltd.
Representative Director and President
Hiroshi Tomono
[Signature]

Proposal No. 3: Election of eight (8) Directors

Michiharu Takii resigned as a Director on March 31, 2012. The terms of the current nine (9) Directors will expire as of the conclusion of this Annual General Shareholders’ Meeting. The Shareholders are requested to elect eight (8) Directors to fill these vacancies.

The Director candidates are listed below.

Name (Date of birth)		Personal history, positions, responsibilities and important roles in other companies and organizations		Ownership of SMI shares
1	Hiroshi Tomono (Jul. 13, 1945)	Apr. 1971 Jun. 1998 Jun. 1999 Apr. 2003 Jun. 2003 Apr. 2005 Jun. 2005 to present	Entered SMI Director Managing Executive Officer Senior Managing Executive Officer Director, Senior Managing Executive Officer Director, Executive Vice President Director, President	373,533

Other important roles in other companies and organizations:

Vice Chairman of the Kansai Economic Federation,

Chairman of the Japan Iron and Steel Federation

Chairman of the Board of Tekkogakuen Educational Institution

2	Fumio Hombe (Nov. 29, 1946)	Apr. 1970 Jun. 2001 Apr. 2003 Jun. 2003 Jun. 2005 to present	Entered SMI Managing Executive Officer Senior Managing Executive Officer Director, Senior Managing Executive Officer Director, Executive Vice President	261,176

Responsibilities:

Corporate Planning, Information Systems, Internal Auditing, Treasury, Public Relations & Investor Relations, General Affairs, Legal, Steel Sales & Production Administration and Project Development Departments, Sales Offices, Sales of all Companies and Division

		Other important roles in other companies and organizations: President of East Asia United Steel Corporation Director of Sumitomo Metal Logistics Service Co., Ltd.

Name (Date of birth)		Personal history, positions, responsibilities and important roles in other companies and organizations		Ownership of SMI shares
3	Yasuyuki Tozaki (Jul. 25, 1946)	Apr. 1971 Oct. 1999	Entered SMI Managing Executive Officer, General Manager of Corporate Research & Development Laboratories	184,873
		Jun. 2001	Managing Executive Officer, General Manager of Corporate Research & Development Laboratories, General Manager of Center of Application Technology for Customers
		Apr. 2003	Senior Managing Executive Officer, General Manager of Corporate Research & Development Laboratories, General Manager of Center of Application Technology for Customers
		Apr. 2005 Jun. 2005 Apr. 2009	Executive Vice President Director, Executive Vice President Director, Executive Vice President, General Manager of Titanium Division
		Jan. 2012	Director, Executive Vice President, General Manager of Stainless Steel & Titanium Division
to present

Responsibilities:

Environment, Technology & Quality Administration, Plant Technology & Purchasing, Blast Furnace Project, Intellectual Property and Automotive Technology Planning & Development Departments, Technical Consulting & Machinery Development Project Team, Corporate Research & Development Laboratories, Stainless Steel & Titanium Division, Safety Technology, Technology and Quality of all Companies and Division

4	Syuichiro Kozuka (Nov. 13, 1948)	Apr. 1972 Apr. 2002	Entered SMI Managing Executive Officer, General Manager of General Affairs Department, General Manager of Personnel & Industrial Relations Department	209,748
		Oct. 2002	Managing Executive Officer, General Manager of General Affairs Department
		Apr. 2003 Jun. 2005 Apr. 2006 Apr. 2009	Managing Executive Officer Director, Managing Executive Officer Director, Senior Managing Executive Officer Director, Executive Vice President, General Manager of Osaka Head Office
		Apr. 2011	Director, Executive Vice President, General Manager of Osaka Head Office, President of Pipe & Tube Company
to present

Responsibilities:

Personnel & Industrial Relations and Safety & Health Departments, Osaka Head Office, Pipe & Tube Company

Other important roles in other companies and organizations:

Board Chairperson of Osaka Iron & Steel Club

Name (Date of birth)		Personal history, positions, responsibilities and important roles in other companies and organizations		Ownership of SMI shares
5	Yoshitaka Hotta (Dec. 3, 1950)	Apr. 1974 Oct. 2002	Entered SMI General Manager of Personnel & Industrial Relations Department	92,602
		Apr. 2006	Managing Executive Officer, General Manager of Personnel & Industrial Relations Department
		Jul. 2009 Apr. 2010 Jun. 2010 to present	Managing Executive Officer Senior Managing Executive Officer Director, Senior Managing Executive Officer
Responsibilities: General Affairs, Legal, Personnel & Industrial Relations and Safety & Health Departments,

6	Kiyotaka Nogi (Sept. 23, 1952)	Apr. 1977 Apr. 2007	Entered SMI Managing Executive Officer, General Manager of Osaka Steel Works of Railway, Automotive & Machinery Parts Company	116,746
		Apr. 2009	Managing Executive Officer, General Manager of Osaka Steel Works of Railway, Automotive & Machinery Parts Company, Assistant General Manager of Titanium Division
		Apr. 2011	Senior Managing Executive Officer, President of Railway, Automotive & Machinery Parts Company
		Jun. 2011	Director, Senior Managing Executive Officer, President of Railway, Automotive & Machinery Parts Company
to present
Responsibilities: Railway, Automotive & Machinery Parts Company Other important roles in other companies and organizations: Chairman of Huizhou Sumikin Forging Co., Ltd.

7	Shinya Okuda (Jul. 26, 1952)	Apr. 1976 Sep. 2005	Entered Ministry of International Trade and Industry Director-General for Regional Economic and Industrial Policy, Ministry of Economy, Trade and Industry (METI)	56,391
Jul. 2006 Aug. 2006 Apr. 2007 May 2007 Aug. 2008 Apr. 2011 May 2011

Retired from METI

Director-General, Japan Chemical Fibers Association (JCFA)

Retired from JCFA

Senior Managing Director, Kansai Economic Federation

Managing Executive Officer, SMI

Senior Managing Executive Officer, SMI

Retired from Senior Managing Director, Kansai Economic Federation

		Jun. 2011	Director, Senior Managing Executive Officer, General Manager of Nagoya Sales Office
to present
Responsibility: Nagoya Sales Office

Name (Date of birth)		Personal history, positions, responsibilities and important roles in other companies and organizations		Ownership of SMI shares
8	Kinya Yanagawa (Oct. 3, 1952)	Apr. 1978 Apr. 2007 Apr. 2009 Apr. 2011 Apr. 2012	Entered SMI Managing Executive Officer, Assistant General Manager of Kashima Steel Works Managing Executive Officer, General Manager of Kashima Steel Works Senior Managing Executive Officer, General Manager of Kashima Steel Works Senior Managing Executive Officer, President of Steel Sheet, Plate & Structural Steel Company	116,159
		to present
		Responsibility: Steel Sheet, Plate & Structural Steel Company

Notes:	1.	There are no special relationships between the candidates and SMI.
	2.	On June 1999, SMI introduced an executive officer system.

Proposal No. 4: Election of one (1) Corporate Auditor

As of the conclusion of this Annual General Shareholders’ Meeting, Corporate the term of office of Kitaro Yoshida as Corporate Auditor will expire. This proposal calls on the Shareholders to elect one (1) Corporate Auditor, and has the approval of the Board of Corporate Auditors. The Corporate Auditor candidate is as follows.

Name (Date of birth)	Personal history, positions, responsibilities and directorship in other companies and organizations		Ownership of SMI shares
Kitaro Yoshida (Jan. 16, 1949)	Jul. 1971 Aug. 1999 Apr. 2000	Entered SMI Assistant General Manager of Kokura Steel Works, SMI Director of Sumitomo Metals (Kokura), Ltd. (presently, Bar & Wire Rod Company)	75,173
	Apr. 2002 Apr. 2008 Jun. 2008	President of Sumitomo Metals (Kokura), Ltd. Internal Auditing Department, SMI Standing Corporate Auditor (full-time), SMI
	to present
	Other important roles in other companies and organizations: Outside Corporate Auditor of SUMCO Corporation

(Note)    There is no special relationship between the candidate and SMI.

Proposal No. 5: The Continuation of the Policy Toward Large-scale Purchases of the Company Shares

1. Reason for Proposal

At the 83rd Annual General Shareholders’ Meeting held on June 27, 2006, “the Policy Toward Large-scale Purchases of the Company Shares” was approved by the Company’s shareholders, and then, at the 86th Annual General Shareholders’ Meeting held on June 19, 2009, such policy was approved to be continued with substantially the same content (such policy after continuation shall be hereinafter referred to as the “Policy”). Since then, the Company’s Board of Directors has reviewed the anti-takeover defense plan in the Company on the basis of trends regarding the anti-takeover defense plan such as (i) the potential possibility of Large-scale Purchases of the Company shares associated with the global structural changes in the steel industry, etc., and (ii) the fact that there has been no legal or material systemic amendment since the last continuation. As a result of such review, upon the meeting of the Board of Directors held on March 30, 2012, the Board of Directors decided to continue the Policy with the same content.

The continuation of the Policy was adopted by the meeting of the Company’s Board of Directors held on March 30, 2012, and such continuation took effect as of said date. The Policy will remain effective until the first meeting of the Board of Directors to be held after the Annual General Shareholders’ Meeting in 2015. However, since the Policy is important to the Company’s shareholders, the Board of Directors hereby proposes the content of the Policy described in paragraph 2 below to this Annual General Shareholders’ Meeting (hereinafter referred to as the “SH Meeting”) as an agendum for affirmative votes. In case not more than a half of the Company’s shareholders present or represented at the SH Meeting vote for the affirmative, then the Board of Directors will abolish the Policy immediately. The Company plans to conduct share exchange with Nippon Steel Corporation (hereinafter referred to as “Nippon Steel”), with Nippon Steel being the wholly owning parent company, and conduct merger with Nippon Steel, with Nippon Steel being the surviving company, both on the effective date of October 1, 2012 (Please refer to Proposal No. 1 and No. 2 for details). In case such share exchange and merger take effect, then the Policy will cease to be effective.

2. Details of Policy

(1) Basic Philosophy

The Company’s Board of Directors believes that the Company’s shareholders should make the final decisions as to whether or not a Large-scale Purchase (as set forth in 2. (2) below, the same shall apply hereinafter) is acceptable. The Board of Directors also believes that such decision will be properly made based upon the shareholders’ understanding of the management policy and the corporate value to be realized through such management policy. Accordingly, the Board of Directors believes that shareholders should be provided with sufficient and appropriate information, from both of the Board of Directors and the Large-scale Purchaser (a person or a company that intends to conduct a Large-scale Purchase, the same shall apply hereinafter), including information on the (i) conditions of the Large-scale Purchase, (ii) influence of the Large-scale Purchase affecting the Company’s and its group companies’ corporate value, (iii) management policies and business plans that a Large-scale Purchaser intends to adopt for the Company and its group companies, (iv) influence on various stakeholders such as customers, suppliers, employees, etc. and (v) any proposals alternative to the Large-scale Purchase (hereinafter referred to as “Alternative Plans”), and furthermore, should be given an opportunity and time to carefully consider the provided information. However the Company’s Board of Directors considers that securing the above-mentioned opportunity and time are not enough under the current law system.

Based on the basic philosophy mentioned above, in order to provide an opportunity for the Company’s shareholders to receive necessary information about the Large-scale Purchase and any Alternative Plans and to secure a period of time for their consideration, the Board of Directors has established rules concerning Large-scale Purchases of the Company shares (hereinafter referred to as the “Large-scale Purchase Rules”). The Board of Directors will require any Large-scale Purchaser to comply with the Large-scale Purchase Rules. If the Large-scale Purchaser does not comply with the Large-scale Purchase Rules, the Board of Directors may take certain countermeasures. Based upon the thought that countermeasures should be enforced under objective conditions, the Board of Directors may take such countermeasures only in the cases where the Large-scale Purchaser does not comply with the Large-scale Purchase Rules.

(2) Large-scale Purchase as an Object of the Policy

Large-scale Purchase as an object of the Policy shall mean (i) a purchase of the Company’s shares and other securities (note 1) by a group of shareholders (note 2) with the intent to hold 20% or more of the total voting rights (note 3) of the Company, or (ii) a purchase of the Company’s shares and other securities resulting in a group of shareholders holding 20% or more of the total voting rights of the Company. Provided, however, that the purchases set out in (i) or (ii) above do not include the purchases to which the Company’s Board of Directors has given consent in advance.

Notes:	1.	Certificates of shares and other securities as either defined in Paragraph 1, Article 27-23 or Paragraph 1, Article 27-2 of the Financial Instruments and Exchange Law of Japan; hereinafter the same.
2.

A group of shareholders shall mean any of the following:

(i) a holder (defined in Paragraph 1, Article 27-23 of the Financial Instruments and Exchange Law of Japan, including a person deemed as a holder pursuant to Paragraph 3, Article 27-23 thereof) of certificates of shares and other securities (defined in Paragraph 1, Article 27-23 of the Financial Instruments and Exchange Law of Japan) of the Company and any joint holders (defined in Paragraph 5, Article 27-23 of the Financial Instruments and Exchange Law of Japan, including a person deemed as a joint holder pursuant to Paragraph 6, Article 27-23 thereof) thereof, or

(ii) a person or a company who makes a purchase (defined in Paragraph 1, Article 27-2 of the Financial Instruments and Exchange Law of Japan, including a purchase made on a financial instruments exchange market) of certificates of shares and other securities (defined in Paragraph 1, Article 27-2 of the Financial Instruments and Exchange Law of Japan) of the Company and any specially related parties (defined in Paragraph 7, Article 27-2 of the Financial Instruments and Exchange Law of Japan); hereinafter the same.

3.

The ratio of the total voting rights shall mean:

(i) in case of note 2(i) above, the share holding ratio (defined in Paragraph 4, Article 27-23 of the Financial Instruments and Exchange Law of Japan) of the holder of shares and other securities of the Company (taking into account the number of certificates of shares and other securities (defined in the said Paragraph) held by any joint holders), or

(ii) in case of note 2(ii) above, the sum of the shareholding ratio (defined in Paragraph 8, Article 27-2 of the Financial Instruments and Exchange Law of Japan) of the purchaser of shares and other securities of the Company and its specially related parties; hereinafter the same.

In calculating the voting rights ratio, the annual report, the quarterly report or the treasury stock purchase report of the Company, whichever is submitted to the authorities most recently, may be referred to in deciding the total number of voting rights (defined in Paragraph 8, Article 27-2 of the Financial Instruments and Exchange Law of Japan) or the total number of issued and outstanding shares (defined in Paragraph 4, Article 27-23 of the Financial Instruments and Exchange Law of Japan).

(3) Large-scale Purchase Rules

The Company’s Board of Directors believes that a Large-scale Purchase should be conducted in compliance with the Large-scale Purchase Rules for the benefit of all shareholders of the Company. The Large-scale Purchase Rules require that (i) a Large-scale Purchaser provide sufficient information to the Board of Directors before the commencement of the Large-scale Purchase, and (ii) a Large-scale Purchaser be permitted to commence the Large-scale Purchase only after the prescribed period has elapsed during which the Board of Directors assesses and examines the provided information. The outline of the Large-scale Purchase Rules are as prescribed in the following paragraphs. A flowchart showing the process after the commencement of the Large-scale Purchase is attached hereto as Exhibit 1.

a. Submission of Intention Letter

First, when a Large-scale Purchaser intends to commence a Large-scale Purchase, such Large-scale Purchaser is required to submit to the Company a letter of intention to comply with the Large-scale Purchase Rules (hereinafter referred to as the Intention Letter). In the Intention Letter, the name of the Large-scale Purchaser, address, governing law of incorporation, the name of the representative, contact details in Japan and an outline of the proposed Large-scale Purchase should be specified. When the Company receives the proposal of a Large-scale Purchase, the Company shall make disclosure in accordance with the relevant laws and financial instruments exchange regulations regarding timely disclosure.

b. Provision of Information

Second, the Large-scale Purchaser is required to provide the Company’s Board of Directors with sufficient information (hereinafter referred to as the Large-scale Purchase Information) so that the Company’s shareholders may make decisions and the Board of Directors may form its opinion regarding such Large-scale Purchase. The Large-scale Purchase Information includes the following:

(i) an outline of the Large-scale Purchaser and its group;

(ii) the purposes and conditions of the Large-scale Purchase (in the case of a partial purchase of the Company shares, including the reason for the upper limit of the shares to be purchased and the capital composition of the company after the purchase);

(iii) the basis for determination of the purchase price and funds for purchase;

(iv) management policies which the Large-scale Purchaser intends to adopt after the completion of the Large-scale Purchase (including business plans (including a reorganization plan of existing business, new business plan and capital expenditure plan), financial plan, equity policy, dividend policy, labor policy, asset utilization policy and other measures and policies to implement the Large-scale Purchaser’s management policy, and plan of the integration and alliance between the Large-scale Purchaser’s business and the Company’s businesses (including its group companies’ businesses) and specific measures to avoid conflict of interests between the Large-scale Purchaser and the Company (including its group companies));

(v) policies to be implemented after the completion of the Large-scale Purchase on customers, suppliers, local community, employees and any other interested parties of the Company and its group companies; and

(vi) in case where the Large-scale Purchaser conducts business of the same kind as the Company’s or its group companies’ business, view on the legality of the Large-scale Purchase in terms of the Antimonopoly Act of Japan and overseas competition laws.

In order for the Large-scale Purchaser to provide the Large-scale Purchase Information, the Company will, within five (5) business days after receipt of the Intention Letter, deliver to the Large-scale Purchaser a list of the Large-scale Purchase Information to be provided by the Large-scale Purchaser. If the Board of Directors regards the information initially provided by the Large-scale Purchaser is deemed insufficient as Large-scale Purchase Information, the Company may require additional information to the extent necessary and appropriate for the above-mentioned purpose. The Board of Directors will disclose all or part of the Large-scale Purchase Information submitted to the Board of Directors at the time it deems appropriate, if such disclosure is considered necessary for shareholders to make decisions.

c. Assessment Period

The Board of Directors of the Company believe that after the provision of the Large-scale Purchase Information is completed, the Board of Directors should be allowed a sixty-business-day period (in case of the purchase of all the Company shares by a tender offer with cash-only (yen) consideration) or a ninety-business-day period (in case of any other Large-scale Purchase), depending on the difficulty level of assessment of the Large-scale Purchase, as the period during which it will assess, examine, negotiate, form an opinion and seek any Alternative Plans (hereinafter referred to as the Assessment Period). The Large-scale Purchaser may commence the Large-scale Purchase only after the Assessment Period has elapsed. The Board of Directors will thoroughly examine and assess the provided Large-scale Purchase Information with advice from outside experts including lawyers, accountants and financial advisors during the Assessment Period, and form and disclose its opinion. The Board of Directors may negotiate with the Large-scale Purchaser in order to improve the terms of the proposed Large-scale Purchase or it may offer the alternative plan to shareholders, if necessary.

(4) Countermeasures against Non-compliance with the Large-scale Purchase Rules

If a Large-scale Purchaser does not comply with the Large-scale Purchase Rules, the Company’s Board of Directors may take countermeasures against the Large-scale Purchaser to protect the interests of all of its shareholders as a whole. Countermeasures include the issuance of stock acquisition rights or any other measures that the Board of Directors is permitted to take under the Companies Act of Japan or other laws and the Company’s Articles of Incorporation. The Board of Directors will adopt specific countermeasures which it deems appropriate at that time. If the Board of Directors elects to issue stock acquisition rights by the method of gratuitous allotment to shareholders, the terms and conditions of the issuance thereof shall be as described in Exhibit 2. If the Board of Directors elects to issue stock acquisition rights as a countermeasure, it may determine the exercise period, exercise conditions and others of the stock acquisition rights in consideration of the effectiveness thereof as a countermeasure, including such exercise conditions as not allowing the exercise of stock acquisition rights held by a person or a company belonging to a group of shareholders holding a specific percentage of the total voting rights at some point after the effective date of the Policy.

(5) Effective Date and Effective Term of the Policy, etc.

The continuation of the Policy was adopted by the meeting of the Company’s Board of Directors held on March 30, 2012, and such continuation took effect as of said date. The Policy will remain effective until the first meeting of the Board of Directors to be held after the Annual General Shareholders’ Meeting in 2015. The Company plans to conduct share exchange with Nippon Steel, with Nippon Steel being the wholly owning parent company, and conduct merger with Nippon Steel, with Nippon Steel being the surviving company, both on the effective date of October 1, 2012 (Please refer to Proposal No. 1 and No. 2 for details). In case such share exchange and merger take effect, then the Policy will cease to be effective. The Company intends to review the Policy from time to time from the viewpoint of enhancing the benefit of its shareholders as a whole, taking into account the enactments of various legislations and any development of its Business Plan, and may amend or abolish the Policy if necessary even during the effective term of the Policy by a resolution of the Board of Directors. Since the terms of office of the Company’s directors are one (1) year, any amendment or abolishment of the Policy will be determined by the Board of Directors composed of directors elected by the Annual General Shareholders’ Meeting every year. If the Policy is amended or abolished, the Company will make a prompt disclosure regarding the amendment (including the contents of the amendment) or abolishment of the Policy and other matters that the Board of Directors deems appropriate.

-End-

Exhibit 1

Flowchart of the Large-scale Purchase under the Large-scale Purchase Rules

The following flowchart is provided only to help the understanding of the Large-scale Purchase Rules. Please refer to the contents of the main text for details of the Large-scale Purchase Rules.

- End -

Exhibit 2

Terms and Conditions of Issuance of Stock Acquisition Rights by the Method of Gratuitous Allotment to Shareholders as a Countermeasure

1. Shareholders who are entitled to receive stock acquisition rights and conditions of issuance thereof:

One stock acquisition right shall be granted to a shareholder, per one share of common stock held by such shareholder (excluding the shares held by the Company as treasury stock), whose name is recorded in the register of shareholders as of the record date to be specified by the Board of Directors without consideration.

2. Type and number of shares to be acquired upon exercise of stock acquisition rights:

The type of shares to be acquired upon exercise of stock acquisition rights shall be common stock, and the number of shares to be acquired upon exercise of one stock acquisition right shall be one share or less to be determined by the Board of Directors. Provided, however, that such number shall be adjusted if the Company makes a stock split or a stock consolidation.

3. Total number of stock acquisition rights to be issued:

The total number of stock acquisition rights to be granted shall be determined by the Board of Directors. The Board of Directors may grant stock acquisition rights more than once.

4. Amount to be paid upon exercise of a stock acquisition right:

The amount to be paid upon exercise of a stock acquisition right shall be one Japanese yen or more to be determined by the Board of Directors.

5. Restriction on transfer of stock acquisition rights:

Stock acquisition rights may only be transferred with the approval of the Board of Directors.

6. Conditions of exercise of stock acquisition rights:

Conditions of exercise of stock acquisition rights may be established by the Board of Directors. The Board of Directors may prohibit a person or company belonging to a group of shareholders including a Large-scale Purchaser from exercising stock acquisition rights.

7. Repurchase of stock acquisition rights:

The repurchase events and conditions of repurchase of stock acquisition rights shall be determined by the Board of Directors. The Board of Directors may determine that the company may repurchase stock acquisition rights that are not exercised and not held by a holder of a stock acquisition right who is prohibited from exercising stock acquisition rights due to the exercise condition mentioned in item 6 above, and deliver one share of common stock or less to be determined by the Board of Directors per one stock acquisition right to each of the holders of stock acquisition rights. In such case, the holders of stock acquisition rights that are repurchased by the Company would receive the Company share as consideration of such repurchase without contributing money equivalent to the amount to be paid upon enforcement of a stock acquisition right set out in 4. above. Even if the enforcement of the countermeasure is determined, if the Board of Directors decides that such enforcement of the countermeasure is not appropriate, for example, in the case where the Large-scale Purchaser cancels or changes the Large-scale Purchase, the Board of Directors may cancel the countermeasure and may repurchase stock acquisition rights without consideration during the period from the effective date of gratuitous allotment to the first date of the exercise period of stock acquisition rights.

8. Exercise period and other conditions of stock acquisition rights, etc.:

The exercise period of stock acquisition rights and other necessary conditions shall be determined by the Board of Directors.

-End-

Reference Materials

Proposals concerning amendment of the Articles of Incorporation, election of directors, and election of corporate auditors are to be made at the 88th ordinary general shareholders meeting of Nippon Steel Corporation scheduled for June 26, 2012 in accordance with Attachment 1 to the reference documents for the general shareholders’ meeting for Proposal No. 1 entitled “Share Exchange Agreement (copy)” and Attachment 5 to Proposal No. 2 entitled “Merger Agreement (Copy).”

The following summaries of the proposals are included for reference by SMI shareholders when considering Proposal No. 1 and Proposal No. 2.

Item. 2 and Item 3 included in the below statements are proposals concerning approval of the Share Exchange Agreement and the Merger Agreement.

Reference Material 1:    Proposal for Amendments to the Articles of Incorporation of Nippon Steel Corporation

Item 4	Amendments to the Articles of Incorporation

(1)	Reason for Proposal

The Company plans to integrate its business with that of Sumitomo Metal Industries, Ltd. (“Sumitomo Metals”) on October 1, 2012 (the “Business Integration”). Accordingly, the Board of Directors proposes that amendments to the Articles of Incorporation (the “Proposed Amendments”) be made as follows.

The Proposed Amendments will become effective on the effective date (planned for October 1, 2012) of the share exchange with Sumitomo Metals (the “Share Exchange”) subject to the condition that Item 2 is passed without any amendment, and that the Share Exchange becomes effective.

(i)	Amendment of the trade name

The Board of Directors proposes that the trade name be amended to “Shinnittetsu Sumikin Kabushiki Kaisha” (in English, “NIPPON STEEL & SUMITOMO METAL CORPORATION”) (Article 1 of the Proposed Amendments).

(ii)	Amendment regarding the business purposes

The Board of Directors proposes that the business purposes be amended in response to the change to the group management system (business segments) resulting from the business integration of Nippon Steel City Produce, Inc., which is a wholly-owned subsidiary of the Company, and KOWA REAL ESTATE CO., LTD. (planned to take place on October 1, 2012), and in order to cover the real estate business with companies outside the group and training business that Sumitomo Metals conducts through its wholly-owned subsidiary (Article 2 of the Proposed Amendments).

(iii)	Amendment of the total number of authorized shares

The Board of Directors proposes that the total number of authorized shares be increased from 9,917,077,000 to 20,000,000,000 so that the Company can pursue its capital policy flexibly after the Business Integration (Article 5 of the Proposed Amendments).

(iv)     Amendment of the provisions regarding the number of directors and the directors with titles

In response to the expansion of the business upon the Business Integration, the Board of Directors proposes the increase of the maximum number of directors from 15 to 20 and the amendment of the provisions regarding directors with titles in order to reinforce the management’s supervisory and executive functions (Article 15 and Article 19(2) of the Proposed Amendments).

(v)     Amendment of the provisions regarding convocation of Board of Directors’ meetings and Board of Corporate Auditors’ meetings.

In order to respond quickly to the further globalization of business activities and changes in the management environment or other matters, the Board of Directors proposes the addition of provisions shortening the convocation period of Board of Directors’ meetings and Board of Corporate Auditors’ meetings (Article 20 and Article 31 of the Proposed Amendments).

(vi)     Amendment of the provisions regarding who may convene and preside over shareholders’ meetings and Board of Directors’ meetings

The Board of Directors proposes necessary changes to the Articles of Incorporation to allow the Chairman or the President to convene and preside over shareholders’ meetings and Board of Directors’ meetings (Article 11 and Article 21 of the Proposed Amendments).

(2)	Contents of Amendments

With respect to the parts to be amended, a comparison of the current Articles of Incorporation and the Proposed Amendments is set forth below. The underlined portions are to be amended.

Current Articles of Incorporation	Proposed Amendments
Article 1. The name of the Company shall be Shin Nippon Seitetsu Kabushiki Kaisha. It shall be written in English NIPPON STEEL CORPORATION.	Article 1. The name of the Company shall be Shinnittetsu Sumikin Kabushiki Kaisha. It shall be written in English NIPPON STEEL & SUMITOMO METAL CORPORATION.

Article 2.

The objects of the Company shall be to carry on the following businesses:

(1) manufacture and sale of iron and steel;

(2) manufacture and sale of industrial machinery and facilities, steel structures, water supply related facilities, etc.;

(3) contract work on civil engineering and construction, and design and supervision of construction of buildings;

(4) business related to urban development, and transaction and leasing of residential land and buildings;

(5) manufacture and sale of chemical products, electronic components, etc.;

(6) manufacture and sale of nonferrous metal, ceramics, carbon fibers, etc.;

(7) engineering and consultation related to the use and development of computer systems;

(8) freight transportation and warehousing;

(9) supply of electric power, gas, heat and other energy;

(10) disposal and recycling of waste;

Article 2.

The objects of the Company shall be to carry on the following businesses:

(1) manufacture and sale of iron and steel;

(2) manufacture and sale of industrial machinery and facilities, steel structures, water supply related facilities, etc.;

(3) contract work on civil engineering and construction, and design and supervision of construction of buildings;

(Deleted)

(4) manufacture and sale of chemical products, electronic components, etc.;

(5) manufacture and sale of nonferrous metal, ceramics, carbon fibers, etc.;

(6) engineering and consultation related to the use and development of computer systems;

(7) freight transportation and warehousing;

(8) supply of electric power, gas, heat and other energy;

(9) disposal and recycling of waste;

Current Articles of Incorporation	Proposed Amendments
(New item) (11) management of cultural, welfare, sport and other facilities; and (12) any and all other businesses incidental to the foregoing subparagraphs.

(10) trading, leasing and intermediation of real properties;

(11) management of cultural, welfare, sport, training and other facilities; and

(12) any and all other businesses incidental to the foregoing subparagraphs.

Article 5. The total number of shares which the Company has authority to issue shall be 9,917,077,000.	Article 5. The total number of shares which the Company has authority to issue shall be 20,000,000,000.

Article 11.

The general meeting of shareholders shall be convened and presided over by the President of the Company; provided, however, that in the case where the President of the Company is unable to act as such, one of the other Directors shall act in his or her place in accordance with a resolution by the Board of Directors.

Article 11.

The general meeting of shareholders shall be convened and presided over by the Chairman or the President of the Company; provided, however, that in the case where the Chairman and the President of the Company are unable to act as such, one of the other Directors shall act in his or her place in accordance with a resolution by the Board of Directors.

Article 15. The Company shall have not more than fifteen (15) Directors and a Board of Directors.	Article 15. The Company shall have not more than twenty (20) Directors and a Board of Directors.

Article 19. (Omitted) 2. The Board of Directors may, by resolution, appoint Executive Vice Presidents and Managing Directors from among the Directors.	Article 19. (Not amended) 2. The Board of Directors may, by resolution, appoint Vice Chairmen, Executive Vice Presidents and Managing Directors from among the Directors.

Article 20.

In convening a meeting of the Board of Directors, the notice to that effect shall be sent to each Director and each Corporate Auditor at least three (3) days in advance of the date of such meeting.

Article 20.

In convening a meeting of the Board of Directors, the notice to that effect shall be sent to each Director and each Corporate Auditor at least three (3) days in advance of the date of such meeting; provided, however, that in the case of an emergency, this period may be shortened.

Article 21.

The meeting of the Board of Directors shall be convened and presided over by the President of the Company; provided, however, that in the case where the President of the Company is unable to act as such, one of the other Directors shall act in his or her place in accordance with a resolution of the Board of Directors.

Article 21.

The meeting of the Board of Directors shall be convened and presided over by the Chairman or the President of the Company; provided, however, that in the case where the Chairman and the President of the Company are unable to act as such, one of the other Directors shall act in his or her place in accordance with a resolution of the Board of Directors.

Article 31. In convening a meeting of the Board of Corporate Auditors, the notice to that effect shall be sent to each Corporate Auditor at least three (3) days in advance of the date of such meeting.

Article 31.

In convening a meeting of the Board of Corporate Auditors, the notice to that effect shall be sent to each Corporate Auditor at least three (3) days in advance of the date of such meeting; provided, however, that in the case of an emergency, this period may be shortened.

Reference Material 2:    Proposal for Election of Directors of Nippon Steel Corporation

The number of directors of Nippon Steel & Sumitomo Metal Corporation (planned name) as of the Effective Date of the Merger is scheduled to be fifteen in the case where Item 5 and Item 6 are approved and passed in their original form without amendment.

Item 5	Election of Eleven (11) Directors

The term of office of all the current directors ends at the conclusion of the 88th Annual Meeting of Shareholders. The Board of Directors proposes that eleven (11) directors be elected. The candidates for directors are set forth below.

The responsibilities of the candidates who are currently directors of the Company are described in the attached “87th Term Report” (page 21).

Mr. Shinichi Taniguchi, if appointed pursuant to this Item 5, will resign on the day before the effective date of the merger with Sumitomo Metal Industries, Ltd. described in Item 3 (the date of his resignation planned for September 30, 2012).

Candidates for Directors

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company owned
1	Akio Mimura (November 2, 1940)	April 1963:	Joined Fuji Iron & Steel Co., Ltd.	336,615
		June 1993:	Director and General Manager, Sales Administration Division
		June 1994:	Director and General Manager, Sales Administration & Planning Division
		June 1995:	Director and Director, Structural Group
		April 1997:	Managing Director and Director, Structurals Group
		April 1998:	Managing Director and Director, Flat Products Group
		April 2000:	Representative Director and Executive Vice President
		April 2003:	Representative Director and President
Assumed current position as Representative Director and Chairman in April 2008
Outside Director, Nisshin Seifun Group Inc.
Outside Director, Development Bank of Japan Inc.
Outside Director, Innovation Network Corporation of Japan
Outside Director, Tokio Marine Holdings, Inc.

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company owned
2	Shoji Muneoka (May 3, 1946)	April 1970:	Joined the Company	245,359
		June 1999:	Director and General Manager, Corporate Secretariat Division
		April 2003:	Managing Director and Director, Flat Products Division
		April 2005:	Representative Director and Executive Vice President
Assumed current position as Representative Director and President in April 2008 Vice Chairman, Nippon Keidanren (Japan Business Federation)

3	Shinichi Taniguchi (March 16, 1949)	April 1972:	Joined the Company	210,185
		June 2003:	Director (Member of the Board) and General Manager, Accounting & Finance Division
		April 2005:	Director (Member of the Board)
		June 2006:	Director (under the Executive Management System)
		April 2007:	Managing Director (under the Executive Management System)
		June 2007:	Managing Director (Member of the Board)
		April 2009:	Representative Director and Executive Vice President
Assumed current position as Representative Director and Executive Vice President, and General Manager, Wuhan Tin Mill Project Group in August 2011 Chairman, The Japan Ferrous Raw Materials Association

4	Kosei Shindo (September 14, 1949)	April 1973:	Joined the Company	106,698
		June 2005:	Director (Member of the Board) and General Manager, Corporate Planning Division
		June 2006:	Director (under the Executive Management System) and General Manager, Corporate Planning Division
		April 2007:	Director (under the Executive Management System) and General Manager, General Administration Division
		April 2009:	Executive Vice President (under the Executive Management System)
Assumed current position as Representative Director and Executive Vice President in June 2009 Chairman, Nippon Steel Arts Foundation

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company owned
5	Masakazu Iwaki (March 20, 1949)	May 1972: June 2003: August 2003:	Joined the Company Director (Member of the Board) Director (Member of the Board) and Deputy General Manager, Shanghai-Baoshan Cold-rolled & Coated Sheet Products Project Group
		June 2006:	Director (under the Executive Management System) and Deputy General Manager, Shanghai-Baoshan Cold-rolled & Coated Sheet Products Project Group
		April 2007:	Managing Director (under the Executive Management System) and Deputy General Manager, Shanghai-Baoshan Cold-rolled & Coated Sheet Products Project Group	183,916
		June 2010:	Representative Director, Executive Vice President and Director, Technical Development Bureau
Assumed current position as Representative Director, Executive Vice President and General Manager, Usiminas Project Group in April 2011 President, The Japan Research and Development Center for Metals

6	Norio Katsuyama (May 3,1949)	April 1975:	Joined the Company
		June 2005:	Director (Member of the Board) and General Superintendent, Hirohata Works
		June 2006:	Director (under the Executive Management System) and General Superintendent, Hirohata Works
		April 2007:	Director (under the Executive Management System) and General Superintendent, Nagoya Works
		April 2009:	Managing Director (under the Executive Management System) and General Superintendent, Nagoya Works	112,517
		April 2011:	Executive Vice President (under the Executive Management System) and Director, Technical Development Bureau
Assumed current position as Representative Director, Executive Vice President and Director, Technical Development Bureau in June 2011 President, The Iron and Steel Institute of Japan

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company owned
7	Shinya Higuchi (November 12, 1953)	April 1976:	Joined the Company	83,277
		April 2007:	Director (under the Executive Management System) and General Manager, Overseas Business Development Division
		April 2009:	Director (under the Executive Management System) and Director, Pipe & Tube Division
		April 2010:	Managing Director (under the Executive Management System) and Director, Pipe & Tube Division
		April 2011:	Managing Director (under the Executive Management System), Director, Flat Products Division, Director, Pipe & Tube Division, and General Manager, India Continuous Annealing and Processing Line Project Group
Assumed current position as Managing Director (Member of the Board), Director, Flat Products Division, Director, Pipe & Tube Division, and General Manager, India Continuous Annealing and Processing Line Project Group in June 2011
Director, The Siam United Steel (1995) Company Limited
Director, Nippon Steel & Sumikin Metal Products Co., Ltd.
Director, Nippon Steel & Sumikin Coated Sheet Corporation

8	Katsuhiko Ota (June 30, 1953)	April 1977:	Joined the Company
		April 2007:	Director (under the Executive Management System) and General Manager, Corporate Planning Division
		April 2009:	Director (under the Executive Management System)	106,052
		April 2011:	Managing Director (under the Executive Management System)
		June 2011:	Managing Director (Member of the Board)
Assumed current position as Managing Director (Member of the Board) and General Manager, Shanghai-Baoshan Cold-rolled & Coated Sheet Products Project Group in April 2012
Outside Corporate Auditor, Nippon Steel Trading Co., Ltd.
Corporate Auditor, Nippon Steel Materials Co., Ltd.
Corporate Auditor, Nippon Steel Engineering Co., Ltd.
Corporate Auditor, Nippon Steel Chemical Co., Ltd.
Corporate Auditor, Nippon Steel City Produce, Inc.
Director, Japan Casting & Forging Corporation

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company owned
9	Takayoshi Meiga (January 15, 1955)	April 1977:	Joined the Company	76,048
		April 2007:	Director (under the Executive Management System) and General Superintendent, Sakai Works, Structurals Division
		April 2009:	Director (under the Executive Management System) and General Superintendent, Yawata Works
		April 2011:	Managing Director (under the Executive Management System)
		June 2011:	Managing Director (Member of the Board)
		November 2011:	Managing Director (Member of the Board), Director, Plant Engineering and Facility Management Center
Assumed current position as Managing Director (Member of the Board) in April 2012

10	Soichiro Sakuma (February 15, 1956)	April 1978:	Joined the Company	18,799
		April 2004:	General Manager (Legal Affairs), General Administration Division
		April 2009:	Director (under the Executive Management System)
Assumed current position as Managing Director (under the Executive Management System) in April 2012

11	Yasumitsu Saeki (May 8, 1955)	April 1979:	Joined the Company	7,525
		April 2003:	General Manager, Automotive Flat Products Sales Division, Flat Products Division
		April 2009:	Director (under the Executive Management System), Deputy Director, Flat Products Division and Director, Bar & Wire Rod Division

Assumed current position as Director (under the Executive Management System), Deputy Director, Flat Products Division, Director, Bar & Wire Rod Division and Deputy General Manager, India Continuous Annealing and Processing Line Project Group in July 2010

Outside Corporate Auditor, Nichia Steel Works, Ltd.

Outside Director, Nippon Concrete Industries Co., Ltd.

Item 6	Election of Five (5) Directors in Response to the Merger

The Board of Directors proposes that five (5) directors be elected, who will assume office in response to the merger with Sumitomo Metal Industries, Ltd. (“Sumitomo Metals”) planned to take place on October 1, 2012 (the “Merger”). The candidates for directors are set forth below.

The election of each candidate will become effective on the effective date of the Merger (planned for October 1, 2012) subject to the condition that Items 2 and 3 are passed without any amendment, and that the Merger becomes effective.

Candidates for Directors

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company and Sumitomo Metals owned
1	Hiroshi Tomono (July 13, 1945)	April 1971:	Joined Sumitomo Metal Industries, Ltd. (SMI)	0 Shares of the Company 373,533 Shares of Sumitomo Metals
		June 1998:	Director of SMI
		June 1999:	Managing Executive Officer of SMI
		April 2003:	Senior Managing Executive Officer of SMI
		June 2003:	Director, Senior Managing Executive Officer of SMI
		April 2005:	Director, Executive Vice President of SMI
Assumed current position as Director, President of SMI in June 2005
Vice Chairman, Kansai Economic Federation Chairman, The Japan Iron and Steel Federation Chairman of the Board, Tekkogakuen Educational Institution

2	Fumio Hombe (November 29, 1946)	April 1970:	Joined SMI	0 Shares of the Company 261,176 Shares of Sumitomo Metals
		June 2001:	Managing Executive Officer of SMI
		April 2003:	Senior Managing Executive Officer of SMI
		June 2003:	Director, Senior Managing Executive Officer of SMI
Assumed current position as Director, Executive Vice President of SMI in June 2005 President, East Asia United Steel Corporation Director, Sumitomo Metal Logistics Service Co., Ltd.

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company and Sumitomo Metals owned
3	Syuichiro Kozuka (November 13, 1948)	April 1972:	Joined SMI	0 Shares of the Company 209,748 Shares of Sumitomo Metals
		April 2002:	Managing Executive Officer, General Manager of General Affairs Department, General Manager of Personnel & Industrial Relations Department of SMI
		October 2002:	Managing Executive Officer, General Manager of General Affairs Department of SMI
		April 2003:	Managing Executive Officer of SMI
		June 2005:	Director, Managing Executive Officer of SMI
		April 2006:	Director, Senior Managing Executive Officer of SMI
		April 2009:	Director, Executive Vice President, General Manager of Osaka Head Office of SMI
Assumed current position as Director, Executive Vice President, General Manager of Osaka Head Office, President of Pipe & Tube Company of SMI in April 2011
Board Chairperson, Osaka Iron & Steel Club

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company and Sumitomo Metals owned
4	Kiyotaka Nogi (September 23, 1952)	April 1977:	Joined SMI	0 Shares of the Company 116,746 Shares of Sumitomo Metals
		April 2007:	Managing Executive Officer, General Manager of Osaka Steel Works of Railway, Automotive & Machinery Parts Company of SMI
		April 2009:	Managing Executive Officer, General Manager of Osaka Steel Works of Railway, Automotive & Machinery Parts Company, Assistant General Manager of Titanium Division of SMI
		April 2011:	Senior Managing Executive Officer, President of Railway, Automotive & Machinery Parts Company of SMI
Assumed current position as Director, Senior Managing Executive Officer, President of Railway, Automotive & Machinery Parts Company of SMI in June 2011
Chairman, Huizhou Sumikin Forging Co., Ltd.

5	Kinya Yanagawa (October 3, 1952)	April 1978:	Joined SMI	0 Shares of the Company 116,159 Shares of Sumitomo Metals
		April 2007:	Managing Executive Officer, Assistant General Manager of Kashima Steel Works of SMI
		April 2009:	Managing Executive Officer, General Manager of Kashima Steel Works of SMI
		April 2011:	Senior Managing Executive Officer, General Manager of Kashima Steel Works of SMI
Assumed current position as Senior Managing Executive Officer, President of Steel Sheet, Plate & Structural Steel Company of SMI in April 2012

Reference Material 3:    Proposal for Election of Corporate Auditors of Nippon Steel Corporation

The number of corporate auditors of Nippon Steel & Sumitomo Metal Corporation (planned name) as of the Effective Date of the Merger is scheduled to be seven, including Mr. Shigeo Kifuji and Mr. Takao Kusakari who currently serve as outside auditors of Nippon Steel Corporation, in the case where Proposal No. 7 and Proposal No.8 are approved and passed in their original form without amendment.

Item 7	Election of Two (2) Corporate Auditors

The term of office of corporate auditors Jyunji Ota and Toshihide Tanabe will end at the conclusion of the 88th Annual Meeting of Shareholders. The Board of Directors proposes that two (2) corporate auditors be elected. The candidates for corporate auditors are set forth below.

The submission of this proposal has been consented to by the Board of Corporate Auditors.

The current corporate auditors, Katsunari Yoshida and Yuichiro Anzai, will resign at the conclusion of the 88th Annual Meeting of Shareholders.

Candidates for Corporate Auditors

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company owned
1	Toshihide Tanabe (July 9, 1950)	April 1975: April 2006:	Joined the Company General Manager, Corporate Risk Management Division, General Administration Division	141,355
		Assumed current position as Corporate Auditor of the Company in June 2008

2	Hirotomo Suetsugu (December 30, 1953)	April 1977:	Joined the Company	40,508
		April 2007:	Executive Counselor and General Manager, Business Process Innovation Division
		April 2009:	Director (under the Executive Management System) and General Manager, Business Process Innovation Division
		Assumed current position as Managing Director (under the Executive Management System) in April 2012

Item 8	Election of Three (3) Corporate Auditors in Response to the Merger

The Board of Directors proposes that three (3) corporate auditors be elected, who will assume office in response to the merger with Sumitomo Metal Industries, Ltd. (“Sumitomo Metals”) planned to take place on October 1, 2012 (the “Merger”). The candidates for corporate auditors are set forth below.

The election of each candidate will become effective on the effective date of the Merger (planned for October 1, 2012) subject to the condition that Items 2 and 3 are passed without any amendment, and that the Merger becomes effective.

The submission of this proposal has been consented to by the Board of Corporate Auditors. Toshiro Mutoh and Hirotake Abe are the outside corporate auditor candidates.

Shigemitsu Miki, a current corporate auditor, will resign on the day before the effective date of the Merger (the date of his resignation planned for September 30, 2012).

Candidates for Corporate Auditors

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company and Sumitomo Metals owned
1	Hirohiko Minato (March 9, 1956)	April 1978:	Joined Sumitomo Metal Industries, Ltd. (SMI)	0 Shares of the Company 56,932 Shares of Sumitomo Metals
		October 2006:	General Manager of General Affairs Department of Steel Sheet, Plate & Structural Steel Company, Assistant General Manager of Kashima Steel Works of SMI
		April 2010:	Corporate Auditor’s Office of SMI
Assumed current position as Standing Corporate Auditor (full-time) of SMI in June 2010

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company and Sumitomo Metals owned
2	Toshiro Mutoh (July 2, 1943)	April 1966:	Joined Ministry of Finance	0 Shares of the Company 34,921 Shares of Sumitomo Metals
		July 1999:	Director-General of the Budget Bureau, Ministry of Finance
		June 2000:	Administrative Vice Minister, Ministry of Finance
		January 2003:	Resigned from Ministry of Finance
		January 2003:	Special Advisor to Ministry of Finance
		March 2003:	Deputy Governor, Bank of Japan
		March 2008:	Retired from Deputy Governor, Bank of Japan
		July 2008:	Chairman of the Institute, Daiwa Institute of Research Ltd.
Assumed current position as Corporate Auditor of SMI in June 2009
Chairman, Daiwa Institute of Research Ltd.
Outside Director, Mitsui & Co., Ltd.

Name (date of birth)		Brief personal history (with material concurrent positions)		Number of shares of the Company and Sumitomo Metals owned
3	Hirotake Abe (November 13, 1944)	January 1970:	Joined Tohmatsu Awoki & Co. (now Deloitte Touche Tohmatsu LLC)	0 Shares of the Company 24,619 Shares of Sumitomo Metals
		March 1974:	Registered as a Certified Public Accountant
		August 1982:	Partner, Tohmatsu Awoki & Co.
		July 1990:	Senior Partner, Tohmatsu & Co. (now Deloitte Touche Tohmatsu LLC)
		June 1995:	Executive Partner, Tohmatsu & Co.
		June 1999:	Office Managing Partner, Tohmatsu & Co.– Tokyo Office
		June 2001:	Chief Executive Officer, Tohmatsu & Co.
		June 2004:	Executive Member, Deloitte Touche Tohmatsu Limited (a Swiss Varein)
		June 2007:	Senior Advisor, Deloitte Touche Tohmatsu (now Deloitte Touche Tohmatsu LLC)
		December 2009:	Retired from Deloitte Touche Tohmatsu LLC
		January 2010:	Established the Certified Public Accountant Hirotake Abe Office
Assumed current position as Outside Corporate Auditor of SMI in June 2010
Outside Corporate Auditor, ITC Networks Corporation
Outside Corporate Auditor, Honda Motor Co., Ltd.

(Note 1) Note regarding Outside Corporate Auditor Candidate Toshiro Muto

a.	The Board of Directors has proposed the election of Toshiro Muto as an outside corporate auditor because it believes that he is well-qualified due to his in-depth, all-around knowledge of economics including public finance and finance that he accumulated at the Ministry of Finance and the Bank of Japan, notwithstanding the fact that he does not have experience participating in corporate management other than serving as an outside director and as an outside corporate auditor.
b.	The candidate is an outside director of Mitsui & Co., Ltd., which is a major business partner of the Company. He has been receiving remuneration from Mitsui & Co., Ltd. for two years as an outside director, and he will continue to do so.
c.	The candidate is a relative within the third degree of kinship of an employee in a company that has a specific relationship with the Company.

d.	Concerning the candidate’s liability under Article 423, paragraph 1 of the Companies Act, the Company is to conclude an agreement with him that limits his liability to the greater of the amount stipulated in Article 425, paragraph 1 of the Companies Act or twenty million (20,000,000) yen, as long as he is without knowledge and is not grossly negligent in performing his duties.

(Note 2) Note regarding Outside Corporate Auditor Candidate Hirotake Abe

a.	The Board of Directors has proposed the election of Hirotake Abe as an outside corporate auditor because it believes that he is well-qualified due to his deep knowledge and ample experience as a certified public accountant, with extensive knowledge of corporate accounting, notwithstanding the fact that he does not have experience participating in corporate management other than serving as an outside director and an outside corporate auditor.
b.	The Company is to conclude an agreement with the candidate with the same terms and conditions as described above in Note 1d.